                                                                       Exhibit 1


                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                            MATTSON TECHNOLOGY, INC.,

                           M2C ACQUISITION CORPORATION

                                       AND

                             CFM TECHNOLOGIES, INC.

                                  JUNE 27, 2000

                               TABLE OF CONTENTS


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
ARTICLE 1  THE MERGER........................................................................   2
        Section 1.1   The Merger.............................................................   2
        Section 1.2   The Closing............................................................   2
        Section 1.3   Effective Time.........................................................   2
        Section 1.4   Effects of the Merger..................................................   2
        Section 1.5   Certificate of Incorporation and Bylaws................................   3
        Section 1.6   Officers...............................................................   3
        Section 1.7   Conversion of Company Common Stock.....................................   3
        Section 1.8   Stock Options..........................................................   4
        Section 1.9   Conversion of the Acquisition Corporation Common Stock.................   6
        Section 1.10  Early Condition Satisfaction Date......................................   6

ARTICLE 2  STOCKHOLDER AND SHAREHOLDER APPROVALS.............................................   7
        Section 2.1   Company Actions........................................................   7
        Section 2.2   Parent Corporation Actions.............................................   8
        Section 2.3   Cooperation............................................................   9

ARTICLE 3  EXCHANGE OF CERTIFICATES..........................................................   9
        Section 3.1   Exchange of Certificates...............................................   9
        Section 3.2   Exchange Agent; Exchange Procedures....................................   9
        Section 3.3   Transfer Books........................................................   10
        Section 3.4   Termination of Exchange Fund..........................................   10
        Section 3.5   Lost Certificates.....................................................   11
        Section 3.6   No Rights as Stockholder..............................................   11
        Section 3.7   Withholding...........................................................   11
        Section 3.8   Escheat...............................................................   11

ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................................   11
        Section 4.1   Due Incorporation.....................................................   12
        Section 4.2   Due Authorization.....................................................   12
        Section 4.3   Non-Contravention/Consents and Approvals..............................   13
        Section 4.4   Capitalization........................................................   14
        Section 4.5   Financial Statements; Undisclosed Liabilities; Other Documents........   15
        Section 4.6   SEC Filings...........................................................   15
        Section 4.7   No Company Material Adverse Effects or Changes........................   15
        Section 4.8   Properties............................................................   16
        Section 4.9   Registration Statement and Proxy Statement/Prospectus.................   16
        Section 4.10  Intellectual Property.................................................   17
        Section 4.11  Insurance.............................................................   18
        Section 4.12  Employee Matters and ERISA............................................   19
        Section 4.13  Labor Matters.........................................................   21
        Section 4.14  Tax Returns and Audits................................................   21
        Section 4.15  Environmental Matters.................................................   24
        Section 4.16  Litigation............................................................   25
        Section 4.17  Compliance with Applicable Laws.......................................   26
        Section 4.18  Contracts; No Defaults................................................   26



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
                               TABLE OF CONTENTS
                                  (continued)

                                                                                               Page
                                                                                               ----
        Section 4.19  Opinion of Financial Advisor..........................................   27
        Section 4.20  Change in Control and Severance Payments..............................   27
        Section 4.21  Year 2000.............................................................   27
        Section 4.22  Vote Required.........................................................   27
        Section 4.23  Broker's/Finder's Fees................................................   28
        Section 4.24  Ownership of Parent Common Stock......................................   28
        Section 4.25  Applicability of Certain Pennsylvania Law.............................   28
        Section 4.26  The Company Rights Agreement..........................................   28

ARTICLE 5  REPRESENTATIONS AND WARRANTIES OF  THE PARENT CORPORATION AND THE ACQUISITION
             CORPORATION....................................................................   29
        Section 5.1   Due Incorporation, Subsidiaries and Due Authorization.................   29
        Section 5.2   Non-Contravention; Consents and Approvals.............................   30
        Section 5.3   Capitalization........................................................   31
        Section 5.4   Financial Statements; Undisclosed Liabilities; Other Documents........   32
        Section 5.5   SEC Filings...........................................................   32
        Section 5.6   No Parent Corporation Material Adverse Effects or Changes.............   33
        Section 5.7   Properties............................................................   33
        Section 5.8   Registration Statement and Proxy Statement/Prospectus.................   34
        Section 5.9   Intellectual Property.................................................   34
        Section 5.10  Insurance.............................................................   35
        Section 5.11  Employee Matters and ERISA............................................   35
        Section 5.12  Labor Matters.........................................................   37
        Section 5.13  Tax Returns and Audits................................................   37
        Section 5.14  Environmental Matters.................................................   39
        Section 5.15  Litigation............................................................   40
        Section 5.16  Compliance with Applicable Laws.......................................   41
        Section 5.17  Contracts; No Defaults................................................   41
        Section 5.18  Change in Control and Severance Payments..............................   42
        Section 5.19  Year 2000.............................................................   42
        Section 5.20  Brokers and Finders...................................................   42
        Section 5.21  Ownership of the Company Common Stock.................................   42
        Section 5.22  Opinion of Financial Advisor..........................................   42
        Section 5.23  Vote Required.........................................................   42
        Section 5.24  Steag Agreement.......................................................   43

ARTICLE 6  COVENANTS........................................................................   43
        Section 6.1   Covenant to Satisfy Conditions........................................   43
        Section 6.2   Access to Information and Facilities..................................   43
        Section 6.3   Company Conduct of Business Pending Effective Time....................   43
        Section 6.4   Parent Corporation Conduct of Business Pending Effective Time.........   46
        Section 6.5   Proxy Materials and Shareholder Approval..............................   46
        Section 6.6   Intentionally Omitted.................................................   47
        Section 6.7   Consents and Approvals................................................   47
        Section 6.8   Periodic Reports......................................................   47

                                                                                               Page
                                                                                               ----
        Section 6.9   Publicity.............................................................   47
        Section 6.10  Acquisition Proposals.................................................   48
        Section 6.11  No Breach, Etc........................................................   49
        Section 6.12  Blue Sky Approvals....................................................   49
        Section 6.13  Indemnification by the Surviving Corporation..........................   49
        Section 6.14  Certain Employee Agreements...........................................   51
        Section 6.15  Employee Benefit Plans................................................   51
        Section 6.16  Actions Regarding Antitakeover Statutes...............................   53
        Section 6.17  Defense of Orders and Injunctions.....................................   54
        Section 6.18  Preservation of Tax Treatment.........................................   54
        Section 6.19  Accountants' Comfort Letters..........................................   55
        Section 6.20  NASDAQ Listing........................................................   55
        Section 6.21  Directors.............................................................   55

ARTICLE 7  CONDITIONS TO THE CONSUMMATION OF THE MERGER.....................................   55
        Section 7.1   Conditions to Each Party's Obligation to Consummate the Merger........   55
        Section 7.2   Conditions to Obligations of Parent Corporation and the Acquisition
                      Corporation to Consummate the Merger..................................   56
        Section 7.3   Conditions to Obligations of the Company to Consummate the Merger.....   57

ARTICLE 8  TERMINATION, AMENDMENT AND WAIVER................................................   59
        Section 8.1   Optional Termination..................................................   59
        Section 8.2   Automatic Termination.................................................   61
        Section 8.3   Effect of Termination.................................................   61

ARTICLE 9  MISCELLANEOUS....................................................................   62
        Section 9.1   Nonsurvival of Representations........................................   62
        Section 9.2   Remedies..............................................................   63
        Section 9.3   Successors and Assigns................................................   63
        Section 9.4   Amendment.............................................................   63
        Section 9.5   Extension and Waiver..................................................   63
        Section 9.6   Severability..........................................................   63
        Section 9.7   Counterparts..........................................................   63
        Section 9.8   Descriptive Headings..................................................   63
        Section 9.9   Notices...............................................................   63
        Section 9.10  No Third Party Beneficiaries..........................................   64
        Section 9.11  Entire Agreement......................................................   65
        Section 9.12  Construction..........................................................   65
        Section 9.13  Submission to Jurisdiction............................................   65
        Section 9.14  Governing Law.........................................................   65
        Section 9.15  Expenses..............................................................   65
        Section 9.16  Confidentiality and Return Information................................   65

                                    EXHIBITS

Exhibit A      Certain Definitions
Exhibit A-1    Certain Company Option Holders
Exhibit A-2    Form of Voting Agreement
Exhibit A-3    Form of Stockholder Voting Agreement

                             TABLE OF DEFINED TERMS

Acquisition Corporation                            Preamble
Acquisition Corporation Common Stock               Section 5.3(b)
Acquisition Proposal                               Exhibit A
Acquisition Transaction                            Exhibit A
Additional Benefit                                 Section 6.15(b)
Additional Parent Options                          Section 1.8(e)
Cap                                                Section 6.13(e)
Certificate                                        Section 3.1
Charter Amendment                                  Section 2.2(a)
Closing                                            Section 1.2
Closing Agreement                                  Section 4.14(k)
Closing Date                                       Section 1.2
COBRA                                              Section 4.12(e)
Code                                               Preamble
Company                                            Preamble
Company Base Balance Sheet                         Section 4.5(b)
Company Benefit Plans                              Section 4.12(a)
Company Board Recommendation                       Section 2.1(d)
Company Common Stock                               Section 1.7(a)
Company Dissenting Shares                          Section 1.7(e)
Company Financial Statements                       Section 4.5(a)
Company Intellectual Property                      Section 4.10(a)
Company International Benefit Plans                Section 4.12(a)
Company Material Adverse Effect                    Section 4.7
Company Option                                     Section 1.8(a)
Company Permits                                    Section 4.17
Company Preferred Stock                            Section 4.4(a)
Company Proposals                                  Section 2.1(a)
Company Public Proposal                            Section 8.3(b)
Company Rights                                     Section 4.4(a)
Company Rights Agreement                           Section 4.4(a)
Company SEC Documents                              Section 4.6
Company Shareholder Approval                       Section 2.1(a)
Company Shareholders Meeting                       Section 2.1(a)
Company Subsidiary                                 Section 4.12(a)
Company Subsidiary                                 Section 4.1(a)
Company Triggering Event                           Exhibit A
Confidentiality Agreement                          Section 9.16
Continuing Employee                                Section 6.15(a)

Company Early Condition Satisfaction Date          Section 1.10
Delaware Act                                       Section 1.1
Effective Time Section 1.3 Environmental Claim     Section 4.15(f)(i)
Environmental Laws                                 Section 4.15(f)(ii)
Environmental Permits                              Section 4.15(b)
ERISA                                              Section 4.12(a)
Exchange Agent                                     Section 3.1
Exchange Fund                                      Section 3.2(a)
Governmental Entity                                Section 4.3(b)
Hazardous Materials                                Section 4.15(f)(iii)
HSR Act                                            Section 4.3(b)(i)
Indemnified Liabilities                            Section 6.13(a)
Indemnified Parties                                Section 6.13(a)
IRS                                                Section 4.12(c)
Joint Proxy Statement                              Section 2.1(b)
Laws                                               Section 4.3(a)
Licensed Intellectual Property                     Section 4.10(f)
Local Approvals                                    Section 4.3(b)(v)
Long Term Debt                                     Section 6.3(h)
Loss                                               Section 4.7
Merger                                             Section 1.1
Merger Consideration                               Section 1.7(c)
NASDAQ                                             Section 2.1
New Plans                                          Section 6.15(a)
Old Plans                                          Section 6.15(a)
Parent Common Stock                                Section 1.7(a)
Parent Corporation                                 Preamble
Parent Corporation Base Balance Sheet              Section 5.4(b)
Parent Corporation Benefit Plans                   Section 5.11(a)
Parent Corporation Material Adverse Effect         Section 5.6
Parent Corporation Stockholder Approval            Section 2.2(a)
Parent Corporation Stockholders Meeting            Section 2.2(a)
Registration Statement                             Section 2.2(b)
SEC                                                Section 1.8(c)
Second Additional Parent Options                   Section 1.8(e)
Securities Act                                     Section 2.1(b)
Securities Exchange Act                            Section 1.8(f)
Share Issuance                                     Section 2.2(a)
Steag Early Condition Satisfaction Date Actions    Section 1.10
Stock Option Plans                                 Section 1.8(a)
Subsidiary                                         Section 1.7(d)
Surviving Corporation                              Section 1.1
Tax                                                Section 4.14
Tax Return                                         Section 4.14
Termination Fee                                    Section 8.3(b)

                          AGREEMENT AND PLAN OF MERGER

        AGREEMENT AND PLAN OF MERGER dated as of June 27, 2000 among Mattson Technology, Inc., a Delaware corporation (the "Parent Corporation"), M2C Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of the Parent Corporation (the "Acquisition Corporation"), and CFM Technologies, Inc., a Pennsylvania corporation (the "Company").

        WHEREAS, the Boards of Directors of the Parent Corporation and the Company have each determined that a business combination between the Parent Corporation and the Company is desirable and in the best interests of the Parent Corporation and its stockholders and the Company and its shareholders, and the Boards of Directors of the Parent Corporation and the Company accordingly have each duly adopted resolutions approving this Agreement and the transactions contemplated hereby, including the Merger (as defined in Section 1.1);

        WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company is entering into a stock option agreement with the Parent Corporation (the "Stock Option Agreement"), pursuant to which the Company has granted to the Parent Corporation an option to purchase up to nineteen and nine-tenths percent (19.9%) of the total number of shares of Company Common Stock (as defined in Section 1.7(a) herein) issued and outstanding as of the date of the Stock Option Agreement (which amount shall be adjusted to reflect changes in the Company's capitalization occurring after the date of the Stock Option Agreement in accordance with Section 11 thereof) at a price per share equal to the average of the last sale prices of Company Common Stock on the ten
(10) trading days immediately prior to the announcement of the Merger;

        WHEREAS, it is intended that the Merger provided for in this Agreement will qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code");

        WHEREAS, prior to the execution and delivery of this Agreement, the Company and Roger A. Carolin, the President and Chief Executive Officer of the Company, have entered into an Amendment No. 1 dated June 27, 2000 to Change of Control and Severance Agreement.

        WHEREAS, in order to induce the Parent Corporation and the Company to enter this Agreement and to consummate the merger, a certain shareholder of the Company is entering into a voting agreement pursuant to which he is agreeing to vote in favor of the adoption and approval of the Merger, and a certain stockholder of the Parent Corporation is entering into a voting agreement pursuant to which he is agreeing to vote in favor of increasing the number of shares of common stock that the Parent Corporation is authorized to issue and to issue shares of the Parent Corporation common stock pursuant to the Merger; and

WHEREAS, concurrently herewith, the Parent Corporation and Steag Electronic Systems A.G., an Aktiengesellschaft organized and existing under the laws of the Federal Republic of Germany ("Steag"), are executing a Strategic Business Combination Agreement of even date herewith (the "Steag Agreement") which provides (among other things) that, subject to the terms and conditions thereof, the parties thereto will consummate certain transactions that are collectively referred to therein as the "Strategic Business Combination" and are collectively referred to herein as the "Steag Combination," and it is the intent and desire of the Parent Corporation, the Company and Steag that the Merger and the Steag Combination be mutually conditioned on the simultaneous consummation of both such transactions for the long-term strategic benefit of their respective stockholders.

        NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the value, receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE 1

                                   THE MERGER

        Section 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3) the Acquisition Corporation will be merged with and into the Company (the "Merger") in accordance with the provisions of both the Pennsylvania Business Corporation Law (the "Pennsylvania Act") and the Delaware General Corporation Law (the "Delaware Act"). Following the Merger, the Company will continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of the Acquisition Corporation will cease.

        Section 1.2 The Closing. Upon the terms and subject to the conditions set forth in this Agreement, the consummation of the Merger and the other transactions contemplated by this Agreement (the "Closing") will take place at the offices of Gray Cary Ware & Freidenrich LLP located at 400 Hamilton Avenue, Palo Alto, California 94301, at 10:00 a.m., local time, on the first business day following the satisfaction or waiver of the conditions set forth in Article 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, where permitted, waiver of those conditions), or at such other date, time or place as the Parent Corporation and the Company may agree. The date upon which the Closing occurs is referred to in this Agreement as the "Closing Date."

        Section 1.3 Effective Time. The Merger will be consummated by the filing of Articles of Merger, prepared in accordance with Section 1926 of the Pennsylvania Act, in the Pennsylvania Department of State in accordance with
Section 1927 of the Pennsylvania Act, and by the filing of a Certificate of Merger with the Secretary of State of the State of Delaware in accordance with
Section 252(c) of the Delaware Act. The time the Merger becomes effective in accordance with Section 1928 of the Pennsylvania Act and Sections 103(d) and 252(c) of the Delaware Act is referred to in this Agreement as the "Effective Time."

        Section 1.4 Effects of the Merger. The Merger will have the effects set forth in the Pennsylvania Act and the Delaware Act. Without limiting the generality of the foregoing, as of the Effective Time, all properties, rights, privileges, powers and franchises of the Company and the Acquisition Corporation will vest in the Surviving Corporation and all debts, liabilities and duties of the Company and the Acquisition Corporation will become debts, liabilities and duties of the Surviving Corporation.

        Section 1.5 Certificate of Incorporation and Bylaws. At the Effective Time, the Certificate of Incorporation and Bylaws of the Acquisition Corporation in the respective forms delivered by the Parent Corporation to the Company prior to the date of this Agreement will be amended and restated to change the name of the Acquisition Corporation to such name as the Parent Corporation may determine. The Certificate of Incorporation and Bylaws of the Acquisition Corporation, as so amended and restated, will be the Certificate of Incorporation and Bylaws of the Surviving Corporation.

        Section 1.6 Officers. From and after the Effective Time, the individuals identified as Surviving Corporation Officers on Schedule 1.6 hereto shall be the officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation.

        Section 1.7   Conversion of Company Common Stock.

               (a) Subject to the provisions of Section 1.7(b), each share of the Company's Common Stock, no par value (the "Company Common Stock"), issued and outstanding immediately prior to the Effective Time (except as otherwise provided in Section 1.7(b)) will, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and converted into the right to receive, upon the surrender of the certificate formerly representing such share, that number of shares of the Parent Corporation's Common Stock, par value $0.001 per share (the "Parent Common Stock") equal to the Exchange Ratio. The Exchange Ratio shall be .5223. In the event the number of shares of Parent Common Stock issuable upon surrender of Company Common Stock by any holder shall include a fraction of a share, the number of shares of Parent Common Stock issuable to such holder shall be rounded down to the next lowest whole number of shares and such holder shall be paid cash in lieu of such fractional share as set forth in
Section 3.2(c). In the event that, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding shares of Parent Common Stock or Company Common Stock are changed into a different number of shares or a different class as a result of a stock split, reverse stock split, stock dividend, subdivision, reclassification, combination, exchange, recapitalization or similar transaction, the number of shares of Parent Common Stock into which each share of Company Common Stock will be converted as a result of the Merger will be adjusted appropriately.

               (b) Each share of Company Common Stock held in the treasury of the Company, held by any Subsidiary (as defined in Section 1.7(d)) of the Company or held by the Parent Corporation or any Subsidiary of the Parent Corporation immediately prior to the Effective Time will, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and retired and will cease to exist. For purposes of this Section 1.7(b), shares of Company Common Stock owned beneficially or held of record by any plan, program or arrangement sponsored or maintained for the benefit of any current or former employee of the Company, the Parent Corporation or any of their respective Subsidiaries will not be deemed to be held by the Company, the Parent Corporation or any such Subsidiary, regardless of whether the Company, the Parent Corporation or any such Subsidiary has the power, directly or indirectly, to vote or control the disposition of such shares.

               (c) The shares of Parent Common Stock to be issued upon the conversion of shares of Company Common Stock pursuant to Section 1.7(a) and any cash to be paid in lieu of fractional shares of Parent Common Stock pursuant to
Section 3.2(c) are referred to in this Agreement collectively as the "Merger Consideration."

               (d) The term "Subsidiary" as used in this Agreement means any corporation, partnership, limited liability company or other business entity 50 percent or more of the outstanding voting equity securities of which are owned, directly or indirectly, by the Company or the Parent Corporation, as applicable.

               (e) Company Dissenting Shares. Shares of Company Common Stock held by any holder entitled to and seeking relief as a dissenting shareholder under the Pennsylvania Act (the "Company Dissenting Shares") shall not be converted into the right to receive Surviving Corporation Common Stock but shall be converted into such consideration as may be due with respect to such shares pursuant to the applicable provisions of the Pennsylvania Act, unless and until the right of such holder to receive fair cash value for such Company Dissenting Shares terminates in accordance with the Pennsylvania Act. If such right is terminated otherwise than by the purchase of such shares by the Surviving Corporation, then such shares shall cease to be Company Dissenting Shares and shall be converted into and represent the right to receive the Parent Common Stock as provided in Section 1.7(a).

        Section 1.8   Stock Options.

               (a) Subject to Section 1.8(b), at the Effective Time, each outstanding option to purchase shares of Company Common Stock (a "Company Option") granted under any stock option plan, program, agreement or arrangement of the Company or any of its Subsidiaries ("Stock Option Plans") shall be converted into an option to purchase Parent Common Stock, and the Parent Corporation shall assume each such Company Option in accordance with the terms (as in effect as of the date of this Agreement) of the Stock Option Plan under which it was issued and the stock option agreement by which it is evidenced. From and after the Effective Time, (i) each Company Option assumed by the Parent Corporation may be exercised solely for shares of the Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each such Company Option shall be equal to the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounding down to the nearest whole share, (iii) the per share exercise price under each such Company Option shall be adjusted by dividing the per share exercise price under such Company Option by the Exchange Ratio and rounding up to the nearest tenth of a cent and (iv) any restriction on the exercise of any such Company Option shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Company Option shall otherwise remain unchanged; provided, however, that each Company Option assumed by the Parent Corporation in accordance with this Section 1.8(a) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction subsequent to the Effective Time.

               (b) Notwithstanding anything to the contrary contained in this
Section 1.8, in



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

lieu of assuming outstanding Company Options in accordance with Section 1.8(a), the Parent Corporation may, at its election, cause such outstanding Company Options to be replaced by issuing replacement stock options in substitution therefor containing provisions and terms equivalent in all material respects with those contained in such Company Options ("Replacement Options"). The number of shares of Parent Common Stock subject to a Replacement Option, as well as the per share exercise price of such Replacement Option shall be determined in the manner specified in Section 1.8(a). If the Parent Corporation elects to substitute Replacement Options in lieu of assuming outstanding Company Options, the Parent Corporation shall take all corporate action necessary to approve the Replacement Options described in this Section 1.8(b) in a manner qualifying under Section 424(a) of the Code and shall deliver an agreement evidencing such Replacement Options to each applicable holder of a Company Option within 30 days after the Effective Time. Shares of Parent Common Stock issuable pursuant to the Replacement Options granted pursuant to this Section 1.8(b) shall be registered on the Form S-8 Registration Statement referred to in Section 1.8(c).

               (c) The Parent Corporation will take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of all of the Company Options converted into options to purchase Parent Common Stock pursuant to Section 1.8(a), Replacement Options granted under Section 1.8(b), the Additional Parent Options and Second Additional Parent Options (as defined in Section 1.8(e)). Not later than two business days following the Effective Time, the Parent Corporation will file with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the shares of Parent Common Stock subject to the converted stock options and will deliver prospectuses to the holders of such stock options. The Parent Corporation will use all reasonable efforts to maintain the effectiveness of the foregoing registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as any of the converted stock options remain outstanding and unexercised.

               (d) At the Effective Time, (i) all outstanding and unvested Company Options granted under any Stock Option Plan, other than those Company Options held by the individuals listed on Exhibit A-1 hereto, shall completely vest to the extent and in the manner provided under the applicable Stock Option Plan, and (ii) the vesting schedule of the Company Options held by the individuals listed on Exhibit A-1 hereto shall accelerate such that vesting of those Company Options will occur at twice the rate of vesting in effect immediately prior to the Effective Time. Notwithstanding Section 1.8(d)(ii) herein, as soon as reasonably practicable following the Effective Time, the Surviving Corporation and the individuals listed on Exhibit A-1 shall enter into separate agreements providing for the complete and immediate vesting of such individual's outstanding Company Options in the event that the Parent Corporation or the Surviving Corporation terminates such individual's employment without cause following the Effective Time.

               (e) At the Effective Time, the Parent Corporation will assume the obligations of the Company under the Stock Option Plans as in effect at the Effective Time. At the Effective Time, the Parent Corporation shall authorize and grant 400,000 options to purchase Parent Common Stock (the "Additional Parent Options") to be allocated among those individuals employed by the Company or any Company Subsidiary immediately before the Effective Time who remain employed by the Surviving Corporation, Parent Corporation or any of its Subsidiaries after the Effective Time, including those individuals listed on Exhibit A-1 hereto, which options shall be subject to the terms and conditions of the Parent Corporation's 1989 Stock Option Plan (the "Parent Stock Option Plan") and the applicable stock option agreement under which the respective options are issued. The Additional Parent Options shall vest ratably on a monthly basis over a four (4) year period and will otherwise be pursuant to the Parent Corporation standard terms for employee stock options. The basis of allocating the Additional Parent Options shall be developed jointly by the Boards of Directors of the Company and the Parent Corporation and shall be substantially similar to the Company's past practice of allocating Company Options to its employees. At the Effective Time, the Parent Corporation shall also, subject to approval by the Board of Directors of the Parent Corporation, authorize and grant 100,000 options to purchase Parent Common Stock (the "Second Additional Parent Options") to those individuals listed on Exhibit A-1 hereto, which options shall be subject to the terms and conditions of the Parent Stock Option Plan and the applicable stock option agreement under which the respective options are issued. The Second Additional Parent Options shall "cliff vest" 100% two years after the Effective Time. The basis of allocating the Second Additional Parent Options to these individuals shall be determined by the President and Board of Directors of the Company as of the Effective Time. No additional Company Options will be granted pursuant to the Stock Option Plans after the Effective Time.

               (f) The Boards of Directors or Compensation Committees of the Company and the Parent Corporation will each grant all approvals and take all other actions required pursuant to Rules 16b-3(d) and 16b-3(e) under the Securities Exchange Act of 1934, as amended (together with the rules and regulations of the SEC thereunder, the "Securities Exchange Act"), to cause the disposition in the Merger of Company Common Stock and Company Options and the acquisition in the Merger of Parent Common Stock and options to acquire Parent Common Stock to be exempt from the provisions of Section 16(b) of the Securities Exchange Act.

        Section 1.9 Conversion of the Acquisition Corporation Common Stock. Each share of the Common Stock, par value $0.001 per share, of the Acquisition Corporation issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of the Common Stock, no par value per share, of the Surviving Corporation.

        Section 1.10 Early Condition Satisfaction Date. If prior to December 1, 2000, (i) all of the conditions set forth in Section 7.1 have been satisfied and all of the conditions set forth in Sections 7.2 and 7.3 (other than conditions which, by their nature, can only be satisfied by delivery of documents or other instruments on the Closing Date) would have been either satisfied or waived by the relevant party were the Closing to occur at such time and (ii) simultaneously with the actions contemplated by this Section 1.10, the actions contemplated to be taken by Section 2.8 of the Steag Agreement (the "Steag Early Condition Satisfaction Date Actions") also occur and the Company is provided reasonably satisfactory evidence of the simultaneous occurrence thereof, then, no later than three (3) business days thereafter (the "Company Early Condition Satisfaction Date") at a place and time (simultaneous with the Steag Early Condition Satisfaction Date Actions) to be mutually agreed upon by the parties and Steag, the parties shall take the following actions:

               (a) the Parent Corporation and the Company shall each deliver or cause to be delivered to the other the closing certificates and other documents that would have been required at the Closing pursuant to Sections 7.2(c), (d),
(h) and (i) and Sections 7.3(c), (d), (e) and (h); provided, that such certificates and other documents shall be dated as of the Company Early Condition Satisfaction Date and shall address representations, warranties and covenants, in the case of certificates, opinions, in the case of legal opinions, and other circumstances, in the case of other documents, as of such date; and

               (b) the Parent Corporation shall execute and deliver to the Company an irrevocable acknowledgement and waiver, in form and substance reasonably satisfactory to the Company and Steag, of the satisfaction or waiver of the closing conditions set forth in Section 7.2 and the waiver of the Parent Corporation's termination rights set forth in Section 8.1; and the Company shall execute and deliver to the Parent Corporation an irrevocable acknowledgement and waiver, in form and substance reasonably satisfactory to the Parent Corporation and Steag, of the satisfaction or waiver of the closing conditions set forth in
Section 7.3 and the waiver of the Company's termination rights set forth in
Section 8.1.

        Notwithstanding anything contained in this Article 1, the Closing shall not occur, and the Parent Corporation shall not acquire ownership of any equity securities of the Company pursuant to the Merger or become obligated to issue any of its equity securities pursuant thereto, prior to January 1, 2001.

        For the purposes of this Section 1.10, the condition set forth in
Section 7.1(f) shall be deemed satisfied if, concurrently with the taking of the actions referred to in clauses (a) and (b) above of this Section 1.10 on the Company Early Condition Satisfaction Date, the Steag Early Condition Satisfaction Date Actions are taken.

                                    ARTICLE 2

                      STOCKHOLDER AND SHAREHOLDER APPROVALS

        Section 2.1 Company Actions. The Company, acting through its Board of Directors, in accordance with applicable law, its Articles of Incorporation, as amended, and Bylaws, as amended, and the rules and listing requirements of the Nasdaq National Market ("NASDAQ"), will:

               (a) duly call, give notice of, convene and hold a special meeting of its shareholders (the "Company Shareholders Meeting"), to be held (on a date selected by the Company in consultation with the Parent Corporation) as soon as practicable after the Form S-4 Registration Statement is declared effective, for the purpose of submitting this Agreement, the Merger and the other transactions contemplated hereby, as a single proposal (the "Company Proposals") for adoption and approval by the affirmative vote of the holders of Company Common Stock as set forth in Section 4.22 hereof (the "Company Shareholder Approval");

               (b) cooperate with the Parent Corporation in preparing and filing with the SEC as promptly as practicable after the date of this Agreement a Joint Proxy Statement/Prospectus and related materials (the "Joint Proxy Statement") with respect to the

Company Shareholders Meeting satisfying the requirements of the Securities Act of 1933, as amended (together with the rules and regulations of the SEC thereunder, the "Securities Act"), and the Securities Exchange Act, respond promptly to any comments raised by the SEC with respect to the preliminary version of the Joint Proxy Statement, and cause the definitive version of the Joint Proxy Statement to be mailed to its shareholders as soon as it is legally permitted to do so;

               (c) provide the Parent Corporation with the information concerning the Company required to be included in the Joint Proxy Statement and the Registration Statement (as defined in Section 2.2(b)); and

               (d) subject to the provisions of Section 6.10 and the fiduciary duty of the Company's Board of Directors, include in the Joint Proxy Statement
(i) the recommendation of the Board of Directors of the Company that the shareholders of the Company vote in favor of the Merger and the adoption and approval of this Agreement and the transactions contemplated hereby (the "Company Board Recommendation") and (ii) the written opinion dated as of the date of this Agreement of Warburg Dillon Read LLC, financial advisor to the Board of Directors of the Company, to the effect that as of the date of this Agreement, the Merger Consideration is fair to the shareholders of the Company, other than the Parent Corporation and its affiliates, from a financial point of view.

        Section 2.2 Parent Corporation Actions. The Parent Corporation, acting through its Board of Directors, in accordance with applicable law, its Certificate of Incorporation and Bylaws and the rules and listing requirements of NASDAQ, will:

               (a) duly call, give notice of, convene and hold a special meeting of its stockholders (the "Parent Corporation Stockholders Meeting"), to be held as soon as practicable after the date of this Agreement, for the purpose of submitting, as a single proposal, the proposal adopted by the Board of Directors of the Parent Corporation to (i) issue shares of Parent Common Stock pursuant to the Merger and the Steag Combination (the "Share Issuance") to effectuate such transactions and (ii) if necessary, increase the shares reserved under the Parent Stock Option Plans (collectively, the "Parent Corporation Proposal") for the approval by the holders of the outstanding shares of Parent Common Stock as set forth in Section 5.23 hereof (the "Parent Corporation Stockholder Approval");

               (b) file with the SEC as promptly as practicable after the date of this Agreement a Registration Statement on Form S-4 (which will include the Joint Proxy Statement) complying in all material respects with the Securities Act and the Securities Exchange Act registering the issuance of the Parent Common Stock proposed to be issued by the Parent Corporation pursuant to the Merger (the "Registration Statement"), respond promptly to any comments raised by the SEC with respect to the preliminary version of the Joint Proxy Statement or the Registration Statement, use all its reasonable efforts to cause the Registration Statement to be declared effective by the SEC as promptly as practicable and cause the definitive version of the Joint Proxy Statement to be mailed to its stockholders as soon as it is legally permitted to do so;

               (c) provide the Company with the information concerning the Parent Corporation, the Acquisition Corporation and Steag (to the extent available to the Parent Corporation) required to be included in the Joint Proxy Statement; and

               (d) subject to the fiduciary duty of the Parent Corporation's Board of Directors, include in the Joint Proxy Statement (i) the recommendation of the Board of Directors of the Parent Corporation that the stockholders of the Parent Corporation vote in favor of the Parent Corporation Proposal (the "Parent Corporation Board of Recommendation") and (ii) the written opinion dated as of June 27, 2000 of Alliant Partners, financial advisor to the Board of Directors of the Parent Corporation, to the effect that the Merger and Steag Combination, together, are fair, from a financial point of view, to the Parent Corporation stockholders.

        Section 2.3 Cooperation. Each party will promptly advise the other of its receipt of, and will promptly furnish the other party with copies of, all comments received from the SEC with respect to the Registration Statement and the Joint Proxy Statement and will consult with the other party in responding to such comments.


                                    ARTICLE 3

                            EXCHANGE OF CERTIFICATES

        Section 3.1 Exchange of Certificates. From and after the Effective Time, each holder of a certificate that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (a "Certificate") will be entitled to receive in exchange therefor, upon surrender thereof to an exchange agent to be designated by the parties (the "Exchange Agent"), the part of the Merger Consideration into which the shares of Company Common Stock evidenced by such Certificate were converted pursuant to the Merger. No interest will be payable on the Merger Consideration to be paid to any holder of a Certificate irrespective of the time at which such Certificate is surrendered for exchange.

        Section 3.2   Exchange Agent; Exchange Procedures.

               (a) As soon as reasonably practicable following the Effective Time, the Parent Corporation will deposit, or cause to be deposited, with the Exchange Agent, in trust for the benefit of holders of Certificates, certificates representing the Merger Consideration and the amount of any dividends or distributions payable in accordance with the provisions of Section 3.2(b) (the "Exchange Fund").

               (b) As soon as reasonably practicable after the Effective Time, the Parent Corporation will instruct the Exchange Agent to mail to each record holder of a Certificate (i) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to such Certificates will pass, only upon delivery of the Certificate to the Exchange Agent and will be in such form and have such other provisions as the Parent Corporation will reasonably specify) and (ii) instructions for use in effecting the surrender of Certificates for certificates representing shares of Parent Common Stock. Commencing immediately after the Effective Time, upon the surrender to the Exchange Agent of such Certificate or Certificates, together with a duly executed and completed letter of transmittal and all other documents and other materials required by the Exchange Agent to be delivered in connection therewith, the holder will be entitled to receive a certificate or certificates representing the number of shares of Parent Common Stock into which the Certificate or Certificates so surrendered have been converted in accordance with the provisions of Section 1.7 and an amount of cash in lieu of fractional shares which such holder has the right to receive pursuant to Section 3.2(c). Unless and until any Certificate or Certificates are so surrendered, no dividend or other distribution, if any, payable to the holders of record of shares of Parent Common Stock as of any date subsequent to the Effective Time will be paid to the holders of such Certificate or Certificates in respect of the shares of Parent Common Stock into which such Certificates are convertible. Upon the surrender of any Certificate or Certificates, the record holder of the certificate or certificates representing shares of Parent Common Stock issued in exchange therefor will be entitled to receive (i) at the time of surrender, the amount of any dividends or other distributions (net of any applicable tax withholdings) having a record date after the Effective Time and a payment date prior to the surrender date, payable in respect of such shares of Parent Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions (net of any applicable tax withholdings) having a record date after the Effective Time and a payment date subsequent to the date of such surrender, payable in respect of such shares of Parent Common Stock.

               (c) No Fractional Securities. Notwithstanding any other provision of this Agreement, no certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates and such fractional shares shall not entitle the owner thereof to vote or to any other rights of a holder of Parent Common Stock. A holder of Company Common Stock who would otherwise have been entitled to a fractional share of Parent Common Stock shall be entitled to receive a cash payment in lieu of such fractional share in an amount equal to the product of such fraction multiplied by the average closing prices for the Company Common Stock as reported in NASDAQ for the ten (10) days immediately preceding the date immediately prior to the date on which the Effective Time occurs.

        Section 3.3 Transfer Books. The stock transfer books of the Company will be closed at the Effective Time and no transfer of any shares of Company Common Stock will thereafter be recorded on any of the stock transfer books. In the event of a transfer of ownership of any Company Common Stock prior to the Effective Time that is not registered in the stock transfer records of the Company at the Effective Time, a certificate or certificates representing the number of shares of Parent Common Stock into which such Company Common Stock has been converted in the Merger will be issued to the transferee together with a cash payment in respect of dividends and distributions, if any, in accordance with the provisions of Section 3.2(b), only if the Certificate is surrendered as provided in Section 3.1, accompanied by all documents required to evidence and effect such transfer and by evidence of payment of any applicable stock transfer taxes.

        Section 3.4 Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed one year after the Effective Time will be delivered to the Parent Corporation upon demand, and each holder of Company Common Stock who has not theretofore surrendered Certificates in accordance with the provisions of this Article 3 will thereafter look only to the Parent Corporation for satisfaction of such holder's claims for shares of Parent

Common Stock and any dividends or distributions payable in accordance with the provisions of Section 3.2(b).

        Section 3.5 Lost Certificates. If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed certificate the shares of Parent Common Stock issuable pursuant to Section 1.7, unpaid dividends and distributions, if any, on shares of Parent Common Stock deliverable in respect thereof, pursuant to this Agreement and any payment in lieu of fractional shares.

        Section 3.6 No Rights as Stockholder. From and after the Effective Time, the holders of Certificates will cease to have any rights as stockholders of the Surviving Corporation except as otherwise provided in this Agreement or by applicable law and the Parent Corporation will be entitled to treat each Certificate that has not yet been surrendered for exchange solely as evidence of the right to receive the part of the Merger Consideration into which the shares of Company Common Stock evidenced by such Certificate have been converted pursuant to the Merger and the right to receive dividends and distributions, if any, in accordance with the provisions of Section 3.2(b).

        Section 3.7 Withholding. The Parent Corporation will be entitled to deduct and withhold from the Merger Consideration otherwise payable to any former holder of Company Common Stock all amounts required by law to be deducted or withheld therefrom.

        Section 3.8 Escheat. Neither the Parent Corporation, the Acquisition Corporation nor the Company will be liable to any former holder of Company Common Stock for any portion of the Merger Consideration delivered to any public official pursuant to any applicable abandoned property, escheat or similar law. In the event any Certificate has not been surrendered for exchange prior to the sixth anniversary of the Closing Date, or prior to such earlier date as of which such Certificate or the Merger Consideration payable upon the surrender thereof would otherwise escheat to or become the property of any governmental entity, then the Merger Consideration and any other distribution otherwise payable upon the surrender of such Certificate will, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all rights, interests and adverse claims of any person.


                                    ARTICLE 4

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to the Parent Corporation and the Acquisition Corporation that except as disclosed in the reports, schedules, forms, statements and other documents filed by the Company with the SEC and publicly available prior to the date of this Agreement, as disclosed in the Quarterly Report on Form 10-Q for the Company's fiscal quarter ended April 30, 2000 delivered to the Parent Corporation prior to the date of this Agreement or as disclosed on a Schedule hereto as contemplated below in this Article 4:

        Section 4.1   Due Incorporation.

               (a) Each of the Company and its Subsidiaries (each a "Company Subsidiary" and collectively, the "Company Subsidiaries") is a corporation duly organized, validly existing and in good standing or subsisting under the laws of its jurisdiction of organization, with all requisite power and authority to own, lease and operate its properties and to carry on its business as they are now being owned, leased, operated and conducted. Each of the Company and Company Subsidiaries is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of the properties owned, leased or operated by it and the business transacted by it require such qualification, except where the failure to be so qualified could not have a Company Material Adverse Effect (as defined in Section 4.7 hereof). The jurisdictions in which the Company and Company Subsidiaries are qualified to do business as a foreign corporation are set forth next to each entity's name on
Schedule 4.1 hereto. True, correct and complete copies of the Company's Articles of Incorporation, as amended, and By-laws, as amended, and the organizational documents of each Company Subsidiary, have been delivered to the Parent Corporation.

               (b) Except as set forth on Schedule 4.1 hereto, the Company has no direct or indirect subsidiaries, either wholly or partially owned, and the Company does not hold any economic, voting or management interest in any corporation, proprietorship, firm, partnership, limited partnership, trust, association, individual or other entity (a "Person") or own any security issued by any Person. Schedule 4.1 hereto sets forth a description as of the date hereof, of all subsidiaries and joint ventures of the Company, including the name of each such entity, the state or jurisdiction of its incorporation or organization, the Company's interest therein and a brief description of the principal line or lines of business conducted by each such entity. Except as set forth on Schedule 4.1 hereto, all of the issued and outstanding shares of capital stock of each Company Subsidiary are validly issued, fully paid, nonassessable and free of preemptive rights, and are owned, directly or indirectly, by the Company free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment, except for any of the foregoing that could not reasonably be expected to have a Company Material Adverse Effect. As used in this Agreement, the term "joint venture" of a Person shall mean any Person that is not a subsidiary of such Person, in which such Person or one or more of its subsidiaries owns an equity interest, other than equity interests held for passive investment purposes which are less than 10% of any class of the outstanding voting securities or equity of any such Person.

        Section 4.2 Due Authorization. The Company has full power and authority to enter into this Agreement and to execute and file the Certificate of Merger and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the

Company of this Agreement have been duly and validly approved and authorized by the Board of Directors of the Company, and, subject to obtaining the necessary approval of the Merger by the shareholders of the Company, no other actions or proceedings on the part of the Company are necessary to authorize this Agreement and the transactions contemplated hereby. The Company has duly and validly executed and delivered this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other laws from time to time in effect which affect creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        Section 4.3 Non-Contravention/Consents and Approvals.

               (a) The execution and delivery of this Agreement by the Company do not, and the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any lien upon any of the assets or properties of the Company or any Company Subsidiary under, any of the terms, conditions or provisions of (i) the articles of incorporation or bylaws (or other comparable charter documents) of the Company or any Company Subsidiary, or (ii) subject to obtaining the necessary approval of this Agreement and the Merger by the shareholders of the Company and the taking of the actions described in paragraph (b) of this Section, (x) any statute, law, rule, regulation or ordinance (together, "Laws"), or any judgment, decree, order, writ, permit or license, of any Governmental Entity (as defined in paragraph (b) below), applicable to the Company or any Company Subsidiary or any of their respective assets or properties, or (y) any contract, agreement or commitment to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or any of their respective assets or properties is bound, excluding from the foregoing clauses (x) and (y) conflicts, violations, breaches, defaults, terminations, modifications, accelerations and creations and impositions of liens which would not have a Company Material Adverse Effect or would not result in the inability of the Company to consummate the transactions contemplated by this Agreement.

               (b) No consent, approval, order or notice to or authorization of, or registration, declaration or filing with any United States federal, state, local or foreign court, administrative agency or commission or other governmental authority or instrumentality, (including a stock exchange or other self-regulatory body) (a "Governmental Entity"), is required by the Company or any of the Company Subsidiaries for the execution and delivery of this Agreement or the consummation by the Company of the transactions contemplated hereby, the failure to obtain which would have a Company Material Adverse Effect or the consummation of the transactions contemplated hereby, except for:

                      (i) the filing of a pre-merger notification report by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the expiration or termination of the applicable waiting period thereunder;

                      (ii) the filing of Articles of Merger with the Department of State of the Commonwealth of Pennsylvania in accordance with the requirements of the Pennsylvania Act, and the filing of the appropriate documents with the relevant authorities of other states in which the Company is qualified to transact business;

                      (iii) the filing of the Joint Proxy Statement with the SEC pursuant to the Securities Exchange Act and the Securities Act and the declaration of the effectiveness of the Registration Statement by the SEC and, to the extent required, filings with various blue sky authorities;

                      (iv) required notices to NASDAQ; and

                      (v) such filings, authorization orders and approvals as may be required of state and local governmental authorities (the "Local Approvals") which are specified in Schedule 4.3 hereto.

        Section 4.4   Capitalization.

               (a) The authorized capital stock of the Company consists of (i) 1,000,000 shares of preferred stock, no par value per share (the "Company Preferred Stock"), of which 300,000 are designated Series A Junior Participating Preferred Stock, no par value per share (the "Series A Preferred Stock"); and
(ii) 30,000,000 shares of Company Common Stock. On the date hereof, there are issued and outstanding 7,812,713 shares of Company Common Stock (net of 189,617 treasury shares held by the Company) and no shares of preferred stock or Series A Preferred Stock (all of which Series A Preferred Stock are reserved for issuance in accordance with the Rights Agreement (the "Company Rights Agreement") dated as of April 24, 1997, between the Company and American Stock Transfer & Trust Co., as Rights Agent (the "Rights Agent") pursuant to which the Company has issued rights (the "Company Rights") to purchase the Series A Preferred Stock). All of the issued and outstanding shares of Company Common Stock are validly issued, fully paid and nonassessable and the issuance thereof was not subject to preemptive rights. On the date hereof, there are 612,517 shares of Company Common Stock reserved for issuance under the Stock Option Plans of the Company set forth on Schedule 4.4 hereto.

               (b) Schedule 4.4 sets forth the person who shall enter into a voting agreement with the Parent Corporation (the "Voting Agreement"), the form of which agreement is attached as Exhibit A-2; and which shall be and remain in full force and effect through and until the last to occur of (i) the effective date of any written consent controlling any vote regarding the Merger or (ii) any shareholder meeting (including adjournments) at which a vote regarding the Merger is taken. Except as set forth in Schedule 4.4 hereto and the Company Rights, there are no subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating the Company to issue, transfer or sell any shares of capital stock or other securities (whether or not such securities have voting rights) of the Company. Except as set forth in Schedule 4.4 hereof, there are no outstanding contractual obligations of the Company which relate to the purchase, sale, issuance, repurchase, redemption, acquisition, transfer, disposition, holding or voting of any shares of capital stock or other securities of the Company.

        Section 4.5 Financial Statements; Undisclosed Liabilities; Other Documents.

               (a) For purposes of this Agreement, "Company Financial Statements" shall mean the audited financial statements of the Company as of October 31, 1999 and October 31, 1998 (including all notes thereto) and the unaudited financial statements of the Company as of April 30, 2000 which are included in the Company's Quarterly Report on Form 10-Q for the period ended April 30, 2000, consisting of the consolidated balance sheets at such dates and the related consolidated statements of income, stockholders' equity and cash flows. The Company Financial Statements have been prepared in accordance with GAAP consistently applied and present fairly the financial position, assets and liabilities of the Company as at the dates thereof and the revenues, expenses, results of operations and cash flows of the Company for the periods covered thereby.

               (b) The Company and Company Subsidiaries do not have any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, except (i) as set forth on the April 30, 2000 balance sheet (the "Company Base Balance Sheet") in the Company's Form 10-Q for the fiscal quarter ended April 30, 2000 or (ii) trade payables incurred since April 30, 2000 in the ordinary and usual course of its business and consistent in type and amount, with past practices and experience.

        Section 4.6 SEC Filings. The Company has timely filed all required forms, reports and other documents with the SEC since November 1, 1997, all of which complied when filed, in all material respects, with all applicable requirements of the Securities Act and Securities Exchange Act, as applicable. The Company has heretofore delivered to the Parent Corporation complete and correct copies of (i) its Annual Report on Form 10-K for the fiscal year ended October 31, 1999, (ii) its Quarterly Report on Form 10-Q for the quarter ended April 30, 2000, (iii) all proxy statements relating to the Company's meetings of shareholders (whether annual or special) since November 1, 1997 and (iv) all other reports, forms and other documents filed by the Company with the SEC since November 1, 1997 (together, the "Company SEC Documents"). As of their respective dates, such reports, forms and other documents (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The audited financial statements and the unaudited interim financial statements of the Company included or incorporated by reference in such reports, forms and other documents were prepared in accordance with GAAP consistently applied during the periods involved (except as may be otherwise indicated in the notes thereto), and fairly present the financial position of the Company as of the dates thereof and the results of its operations and changes in financial position for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments).

        Section 4.7 No Company Material Adverse Effects or Changes. Except as described on Schedule 4.7 hereto, or as disclosed in or reflected in the financial statements included in the Company SEC Documents, or as contemplated by this Agreement, since April 30, 2000, neither the Company nor any Company Subsidiary have (i) taken any of the actions set forth in subparagraphs (a) through (o) of Section 6.3 hereof, (ii) suffered any Company Material Adverse Effect, and no facts or conditions exist which could have, in the aggregate, a Company Material

Adverse Effect (iii) suffered any damage, destruction or Loss to any of its assets or properties (whether or not covered by insurance), or (iv) increased the compensation of any executive officer of the Company or Company Subsidiaries. "Loss" shall mean liabilities, losses, costs, claims, damages (including consequential damages), penalties and expenses (including attorneys' fees and expenses and costs of investigation and litigation). "Company Material Adverse Effect" shall mean an effect (or circumstance involving a prospective effect) on the business, operations, assets, liabilities, results of operations, cash flows, condition (financial or otherwise) or prospects of the Company and Company Subsidiaries taken as a whole which is materially adverse to the Company on a consolidated basis and not arising in connection with any litigation, claim or other action relating to infringement by a third party of any Company Intellectual Property or the validity or enforceability of patents owned by the Company. Notwithstanding the foregoing, a "Company Material Adverse Effect" shall include any litigation, claim or other action related to U.S. Patent Number 4,911,761 (the "761 Patent") resulting in the substantial and permanent impairment of the Company's ability to assert or exploit the 761 Patent. Further notwithstanding the foregoing, a "Company Material Adverse Effect" shall not include (a) any failure by the Company to meet internal earnings or revenue projections, or any other revenue or earnings predictions or expectations, for any period ending (or for which earnings are released) on or after the date of this Agreement, or (b) any disruption of customer relationships, to the extent attributable to or arising out of the announcement or the pendency of this Agreement and the transactions contemplated hereby.

        Section 4.8   Properties.

               (a) Except as disclosed on Schedule 4.8 hereto, the Company and Company Subsidiaries (i) have good and marketable title to, and are the lawful owners of, all of the tangible and intangible assets, properties and rights used in connection with or necessary for the conduct of their respective businesses and all of the tangible and intangible assets, properties and rights reflected in the Company Base Balance Sheet (other than assets leased under the leases set forth in Schedule 4.8 hereto and assets disposed of in the ordinary course of business since the date of the Company Base Balance Sheet), and (ii) at the Effective Time will have good and marketable title to, and will be the lawful owner of, all of such tangible and intangible assets, properties and rights, in any case free and clear of any lien, encumbrance, pledge or similar interest.

               (b) Except as otherwise identified in Schedule 4.8 hereto, the material tangible assets of the Company and Company Subsidiaries, taken as a whole, including all mobile equipment, are in all respects in good condition and repair, reasonable wear and tear excepted, and are in condition suitable for the use to which they are put in the respective business of the Company and Company Subsidiaries.

        Section 4.9 Registration Statement and Proxy Statement/Prospectus. None of the information to be supplied by the Company or any of its accountants, counsel or other authorized representatives for inclusion in (a) the Registration Statement or (b) the Joint Proxy Statement will, in the case of the Joint Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Joint Proxy Statement and any amendments or supplements thereto, and at the time of the meeting of the shareholders of the Company to be held in connection with the Merger, or, in the case of the Registration Statement and any amendments thereto, at the time it is declared effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, it being understood and agreed that no representation or warranty is made by the Company with respect to any information supplied by the Parent Corporation or its accountants, counsel or other authorized representatives. If at any time prior to the Effective Time any event with respect to the Company, its officers and directors or any Company Subsidiaries shall occur which is or should be described in an amendment of, or a supplement to, the Joint Proxy Statement or the Registration Statement, such event shall be so described and the presentation in such amendment or supplement of such information will not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading in any material respect or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading.

        Section 4.10 Intellectual Property. Except as disclosed on Schedule 4.10 hereto:

               (a) All of the trademarks, trade names, service marks, patents, copyrights (including any registrations of or pending applications for any of the foregoing), technology, trade secrets, inventions, know-how, designs, computer programs, processes and all other intangible assets, properties and rights used by the Company or any Company Subsidiary in the conduct of its respective business (the "Company Intellectual Property") are either owned by the Company or Company Subsidiary free and clear of any lien, encumbrance, pledge or similar interest and are not subject to any license, royalty or other agreement or are licensed to the Company pursuant to an agreement as set forth on Schedule 4.10(h).

               (b) None of the Company Intellectual Property has been or is the subject of any pending or, to the Company's knowledge, threatened litigation or claim of infringement.

               (c) No license or royalty agreement to which the Company or any Company Subsidiary is a party (including any agreement regarding licensed intellectual property as defined below) is in breach or default by any party thereto or the subject of any notice of termination given or threatened.

               (d) The products manufactured or sold by the Company and Company Subsidiaries and any process, method, part, design or material they employ, and the marketing and use by the Company and Company Subsidiaries of any such product or any service, do not infringe any trademark, service mark, trade name, copyright, trade secret, patent or confidential or proprietary rights of another (except such representation is qualified by the Company's knowledge with respect to trademarks, service marks, trade names and patents), and the Company and Company Subsidiaries have not received any notice contesting their right to use any Company Intellectual Property.

               (e) Each of the Company and the Company Subsidiaries owns or possesses adequate rights in perpetuity in and to all the Company Intellectual Property necessary to conduct its respective business as presently conducted.

               (f) To the extent that any Company Intellectual Property is licensed by a third party to Company or any Company Subsidiary (such Company Intellectual Property referred to as "Licensed Intellectual Property"), the assignment or transfer of such Licensed Intellectual Property to the Parent Corporation upon or following the consummation of the transactions contemplated hereunder will not (i) constitute a breach or default under any such agreement which would give the other contracting party a right to terminate such agreement; (ii) alter or diminish the rights assigned or transferred to the Parent Corporation from that originally granted to the Company or Company Subsidiary (as the case may be) under such agreement; or (iii) alter or increase the obligations delegated or transferred to the Parent Corporation from that originally imposed on the Company or Company Subsidiary (as the case may be) under such agreement.

               (g) The Company and Company Subsidiaries require all employees, consultants and contractors having access to any Company Intellectual Property to execute nondisclosure agreements with respect to the protection of the Company Intellectual Property and the preservation of its proprietary and trade secret nature, and where the development, invention or creation of any Company Intellectual Property is involved, the Company and Company Subsidiaries have obtained valid and enforceable assignment agreements from each such employee, consultant and contractor such that all right, title and interest in and to the Company Intellectual Property is vested in the Company and/or Company Subsidiaries.

               (h) Subsection (h) of Schedule 4.10 sets forth a true and complete list of (i) all agreements regarding Licensed Intellectual Property;
(ii) all patents and patent applications, registered trademarks and service marks, registered copyrights, registered mask works, trade names and service marks and any applications therefor, included in the Company Intellectual Property (other than any Licensed Intellectual Property), and specifies the jurisdictions in which such Company Intellectual Property has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners; (iii) all agreements to which any of the Company Intellectual Property (other than any Licensed Intellectual Property) may be subject.

               (i) There are no exclusive licenses, exclusive distributorship agreements or noncompetition agreements with respect to the use of any Company Intellectual Property or the development, sale or distribution of any Company products, or any other restrictions regarding the right of the Company or any of the Company Subsidiaries to fully exploit the Company Intellectual Property anywhere in the world. Neither the Company nor any of the Company Subsidiaries is a party to any reseller or distribution agreement, other than agreements that can be cancelled or terminated without cost or penalty upon notice of sixty (60) days or less.

        Section 4.11 Insurance. Schedule 4.11 hereto contains an accurate and complete list of all policies of fire, liability, worker's compensation, title and other forms of insurance owned or held by the Company or any Company Subsidiary. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been, or prior to the Closing Date, will be, paid and no notice of cancellation or termination has been received with respect to any such policy. Each of the Company and Company Subsidiaries will, no later than sixty (60) days prior to Closing, deliver to the Parent Corporation a true and complete copy of all insurance policies, including all occurrence-based policies applicable to the Company and Company Subsidiaries, for the three years prior to the Closing Date. Except as set forth in Schedule 4.11 hereto, neither the Company nor any Company Subsidiary has been unable to obtain insurance with respect to its assets or operations during the last three (3) years.

        Section 4.12 Employee Matters and ERISA. Except as set forth in Schedule
4.12 hereto:

               (a) Benefit Plans. Schedule 4.12 hereto contains a true and complete list of each employee benefit plan, program, policy, arrangement or agreement which is or has been sponsored, maintained or contributed to by the Company and Company Subsidiaries covering employees, former employees, directors or former directors of the Company and Company Subsidiaries or their beneficiaries, or providing benefits to such persons in respect of services provided to any such entity, including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any severance or change in control agreement, plan, policy or program between the Company and Company Subsidiaries and any employee thereof (collectively, the "Company Benefit Plans"). For purposes of this Section 4.12, "Company Subsidiary" includes any entity which, under Code Section 414(b), (c), (m) or (o), is required to be considered as a single employer with the Company. Neither the Company nor any Company Subsidiary is obligated to contribute to any "multiemployer plan" as defined in Section 3(37) of ERISA. Schedule 4.12 separately lists each Company Benefit Plan that has been adopted or maintained by the Company or Company Subsidiary, whether formally or informally, for the benefit of employees outside the United States ("Company International Benefit Plans").

               (b) Contributions. All contributions and other payments required to be made for any period through the date to which this representation speaks, by the Company or any Company Subsidiary to any Company Benefit Plan (or to any person pursuant to the terms thereof) have been timely made or paid in full, or, to the extent not required to be made or paid on or before the date to which this representation speaks, have been properly reflected in the Company Financial Statements.

               (c) Qualification; Compliance. Each of the Company Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has either obtained from the Internal Revenue Service (the "IRS") a favorable determination letter as to its qualified status under the Code, including all amendments to the Code which are currently effective, or has time remaining to apply under applicable Treasury Regulations or Internal Revenue Service pronouncements for a determination or opinion letter and to make any amendments necessary to obtain a favorable determination or opinion letter; and, to the knowledge of the Company, no circumstances exist that could reasonably be expected to result in the revocation of any such determination. The Company and each Company Subsidiary is in compliance in all material respects with, and each of the Company Benefit Plans is and has been operated in all material respects in compliance with, all applicable laws, rules and regulations governing such plan, including, without limitation, ERISA and the Code. Each Company Benefit Plan intended to provide for the deferral of income, the reduction of salary or other compensation, or to afford other income tax benefits, complies in all material respects with the requirements of the applicable provisions of the Code or other laws, rules and regulations required to provide such income tax benefits. There are no pending or, to the knowledge of the Company, threatened claims under or in respect of any Company Benefit Plan by or on behalf of any employee, former employee, director, former director, or beneficiary thereof, or otherwise involving any Company Benefit Plan (other than routine claims for benefits).

               (d) Title I or IV Liabilities. No event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances that could reasonably be expected (and none of the transactions contemplated hereunder are reasonably expected) to subject the Company or any Company Subsidiary to any liability (whether to a governmental agency, a multiemployer plan or any other person or entity) arising under or based upon any provision of Title I or Title IV of ERISA.

               (e) Documents Made Available. The Company has made available to the Parent Corporation a true and correct copy of each collective bargaining agreement to which the Company or any Company Subsidiary is a party or under which the Company or any Company Subsidiary has obligations and, with respect to each Company Benefit Plan, where applicable, (i) such plan, including all amendments thereto, and the most recent summary plan description, (ii) the five
(5) most recent annual reports filed with the IRS, (iii) each related trust agreement and insurance contract, (iv) the most recent determination of the IRS with respect to the qualified status of such Company Benefit Plan, (v) the most recent actuarial report or valuation for the most recent three (3) years, (vi) compliance and nondiscrimination tests for the last three (3) plan years, (vii) all insurance policies and certificates purchased by or to provide benefits under such plan, (viii) all contracts and agreements to which the Company or any Company Subsidiary is a party with third party administrators, actuaries, investment managers, consultants and other independent contractors that relate to such plan, and (ix) standard Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") forms and notices and (x) every private letter ruling, prohibited transaction exemption or other ruling or determination from the IRS, Department of Labor, Pension Benefit Guaranty Corporation or other Governmental Entity with respect to such plan. To the knowledge of the Company, in the case of each Company Benefit Plan, no employee handbook or similar employee communication relating to such plan nor any written communication of benefits under such plan from the administrator thereof, in either case that has not been delivered or made available to the Parent Corporation, describes the terms of such plan in a manner that is materially inconsistent with the documents and summary plan descriptions relating to such plan that have been made available pursuant to the foregoing sentence.

               (f) Post-Retirement Obligations. No Company Benefit Plan provides post-retirement health or welfare benefits to any individual, other than as required by Section 601 et seq. of ERISA and Section 4980B of the Code or any other laws, rules or regulations.

               (g) International Employee Plans. Each Company International Benefit Plan has been established, maintained and administered in compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such Company International Benefit Plan. No Company International Benefit Plan has unfunded liabilities that, as of the Effective Time, will not be offset by insurance or fully accrued. Except as required by law, no condition exists that would prevent the Company or the Surviving Corporation from terminating or amending any Company International Benefit Plan at any time for any reason.

        Section 4.13 Labor Matters. The Company and each Company Subsidiary have conducted and currently are conducting, their respective businesses in full compliance with all laws relating to employment and employment practices, terms and conditions of employment, wages and hours and nondiscrimination in employment. Except as disclosed on Schedule 4.13 hereto, the relationship of the Company and each Company Subsidiary with their respective employees is good and there are, and during the past three years there have been, no labor strikes, disputes, slow-downs, work stoppages or other labor difficulties pending or, to the Company's knowledge, threatened against or involving the Company or any Company Subsidiary. None of the employees of the Company or any Company Subsidiary is covered by any collective bargaining agreement, no collective bargaining agreement is currently being negotiated and no attempt is currently being made or during the past three years has been made to organize any employees of the Company or any Company Subsidiary to form or enter a labor union or similar organization.

        Section 4.14 Tax Returns and Audits. For the purposes of this Agreement, a "Tax" or, collectively, "Taxes," means (i) any and all federal, state, local, foreign and other taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, gains, franchise, capital stock, severance, withholding, payroll, recapture, employment, excise, unemployment insurance, social security, business license, occupation, business organization, stamp, environmental and property taxes, together with all interest, penalties and additions imposed with respect to such amounts; (ii) any liability for the payment of any amounts described in clause (i) as a result of being a successor to or transferee of any individual or entity or a member of an affiliated, consolidated or unitary group for any period (including pursuant to Treas. Reg. Section 1.1502-6 or comparable provisions of state, local or foreign tax law); and (iii) any liability for the payment of amounts described in clause (i) or clause (ii) as a result of any express or implied obligation to indemnify any Person or as a result of any obligations under agreements or arrangements with any Person. Except as otherwise specifically provided, for the purposes of this section, the Company means the Company and each Company Subsidiary, as if each such entity were named separately. "Tax Return", as used in this Agreement, means a report, return or other information required to be supplied to a governmental entity with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes the Company or any Company Subsidiary or the Parent Corporation or any Parent Corporation Subsidiary, as the case may be.

        Except as set forth in Schedule 4.14 hereto:

               (a) Filing of Timely Tax Returns. The Company and each Company Subsidiary have filed (or there has been filed on its behalf) all Tax Returns required to be filed by each of them under applicable law. All such Tax Returns were and are in all material respects true, complete and correct and filed on a timely basis.

               (b) Payment of Taxes. The Company and each Company Subsidiary have, within the time and in the manner prescribed by law, paid all Taxes that are currently due and payable except for those contested in good faith and for which adequate reserves have been taken.

               (c) Deferred Taxes. The Company and each Company Subsidiary have accounted for deferred income taxes in accordance with GAAP.

               (d) Tax Liens. There are no Tax liens upon the assets of the Company or any Company Subsidiary except liens for Taxes not yet due.

               (e) Withholding Taxes. The Company and each Company Subsidiary have complied in all material respects with the provisions of the Code relating to the withholding of Taxes, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required.

               (f) Extensions of Time for Filing Tax Returns. Neither the Company nor any Company Subsidiary has requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

               (g) Waivers of Statute of Limitations. Neither the Company nor any Company Subsidiary has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

               (h) Expiration of Statute of Limitations. The statute of limitations for the assessment of all Taxes has expired for all applicable Tax Returns of the Company and each Company Subsidiary or those Tax Returns have been examined by the appropriate taxing authorities for all periods through the date hereof, and no deficiency for any Taxes has been proposed, asserted or assessed against the Company or any Company Subsidiary that has not been resolved and paid in full.

               (i) Audit, Administrative and Court Proceedings. No audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of the Company or any Company Subsidiary.

               (j) Powers of Attorney. No power of attorney currently in force has been granted by the Company or any Company Subsidiary concerning any Tax matter.

               (k) Tax Rulings. Neither the Company nor any Company Subsidiary has received a Tax Ruling (as defined below) or entered into a Closing Agreement (as defined below) with any taxing authority that would have a continuing Company Material Adverse Effect after the Closing Date. "Tax Ruling," as used in this Agreement, shall mean a written ruling of a taxing authority relating to Taxes. "Closing Agreement," as used in this Agreement, shall mean a written and legally binding agreement with a taxing authority relating to Taxes.

               (l) Availability of Tax Returns. The Company has made available to the Parent Corporation complete and accurate copies of (i) all Tax Returns, and any amendments thereto, filed by the Company or any Company Subsidiary since January 1, 1996, (ii) all audit reports received from any taxing authority relating to any Tax Return filed by the Company or any Company Subsidiary and
(iii) any Closing Agreements entered into by the Company or any Company Subsidiary with any taxing authority.

               (m) Tax Sharing Agreements. Neither the Company nor any Company Subsidiary is a party to any agreement relating to allocating or sharing of Taxes.

               (n) Code Section 280G; Deductibility of Certain Payments. Neither the Company nor any Company Subsidiary is a party to any agreement, contract or arrangement that could result, on account of the transactions contemplated hereunder, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code or could give rise to the payment of any amount that would not be deductible pursuant to Sections 404 or 162(m) of the Code.

               (o) Liability for Others. Neither the Company nor any Company Subsidiary has any liability for Taxes of any person other than the Company and the Company Subsidiaries (i) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor,
(ii) by contract or (iii) otherwise.

               (p) Disposition of Certain Assets. The Company has not filed any consent agreement under Section 341(f) of the Code or otherwise agreed to have
Section 341(f)(2) of the Code apply to any disposition of a Subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

               (q) Affiliated Group. The Company is not and has not been a member of an affiliated group of corporations filing a consolidated federal income tax return (or a group of corporations filing a consolidated, combined or unitary income tax return under comparable provisions of state, local or foreign tax law) other than a group the common parent of which is or was the Company itself (and not a subsidiary of the Company).

               (r) Tax-Exempt Use Property. None of the assets of the Company is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

               (s) Accounting Adjustments. The Company has not agreed to make, nor is it required to make, any adjustment under Section 481 of the Code by reason of a change in accounting method or otherwise.

               (t) Partnerships or Joint Ventures. The Company is not and has not been a member of a limited liability company or a party to any joint venture, partnership or other arrangement or contract that is or could be treated as a partnership for federal income tax purposes.

               (u) Indemnities. The Company has not indemnified any person against Tax in connection with any arrangement for the leasing of real or personal property, except for indemnity with respect to acts of the Company.

               (v) FIRPTA. The Company is not now and has not been within the preceding five years a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

               (w) Reorganization Treatment. Neither the Company nor any Company Subsidiary has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

        Section 4.15 Environmental Matters. Except as disclosed in Schedule 4.15 hereto:

               (a) Compliance. The Company and each Company Subsidiary are in compliance with all applicable Environmental Laws (as defined in Section 4.15(f)(ii) hereof); and neither the Company nor any Company Subsidiary has received any communication from any person or Governmental Authority that alleges that the Company or any Company Subsidiary is not in compliance with applicable Environmental Laws, except where the failure to be in such compliance would not in the aggregate have a Company Material Adverse Effect. The Company has provided the Parent Corporation with complete and correct copies of all inventories, reports, studies, assessments and test results in its possession relating to any storage, use or disposal of Hazardous Materials (as defined in Section 4.15(f)(iii) hereof) by the Company or any Company Subsidiary or on any property owned, leased to, controlled by or used by the Company or any Company Subsidiary.

               (b) Environmental Permits. The Company and each Company Subsidiary have obtained or have applied for all environmental, health and safety permits and governmental authorizations (collectively, the "Environmental Permits") necessary for the construction of their facilities or the conduct of their operations, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and the Company and each Company Subsidiary are in compliance with all terms and conditions of the Environmental Permits, except where the failure to be in compliance would not in the aggregate have a Company Material Adverse Effect and the Company believes that any transfer, renewal or reapplication for any Environmental Permit required as a result of the Merger can be accomplished in the ordinary course of business.

               (c) Environmental Claims. There are no Environmental Claims (as defined in Section 4.15(f)(i) hereof) pending or threatened (i) against the Company or any Company Subsidiary or joint ventures, or (ii) against any real or personal property or operations the Company or any Company Subsidiary owns, leases or manages, in whole or in part.

               (d) Releases. To the Company's knowledge, there have been no Releases (as defined in Section 4.15(f)(iv) hereof) of any Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claim against the Company or any Company Subsidiary.

               (e) Predecessors. The Company has no knowledge of any Environmental Claim pending or threatened, or of any Release of Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claim, in each case against any person or entity (including, without limitation, any predecessor of the Company or any Company Subsidiary) whose liability the Company or any Company Subsidiary has or may have retained or assumed either contractually or by operation of law or against any real or personal property which the Company or any Company Subsidiary formerly owned, leased or managed, in whole or in part.

               (f)    As used in this Agreement:

                      (i) "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation by any person or entity (including any Governmental Authority) alleging liability or potential liability (including, without limitation, potential responsibility for or liability for enforcement costs, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries, fines or penalties) arising out of, based on or resulting from (A) the presence, or Release or threatened Release into the environment, of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by the Company or any of its subsidiaries or joint ventures (for purposes of this Section 4.15) or the Parent Corporation or any of its subsidiaries or joint ventures (for purposes of Section 5.14); or (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law; or (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

                      (ii) "Environmental Laws" means all federal, state, local laws, rules, regulations and requirements of common law relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to protection of the environment including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

                      (iii) "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls ("PCBs") in regulated concentrations; and
(b) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, under any Environmental Law; and (c) any other chemical, material, substance or waste, which is regulated under any Environmental Law in a jurisdiction in which the Company or any of its subsidiaries or joint ventures operate (for purposes of this Section 4.15) or the Parent Corporation or any of its subsidiaries or joint ventures operate (for purposes of Section 5.14).

                      (iv) "Release" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

        Section 4.16 Litigation.

               (a) Except as disclosed in Schedule 4.16 hereto or in the Company SEC Documents, there are no actions, suits, arbitrations, regulatory proceedings or other litigation, proceedings or governmental investigations pending or, to the Company's knowledge, threatened against or affecting the Company, Company Subsidiaries or any of the Company's or Company Subsidiaries' respective officers or directors in their capacity as such, or any of their respective properties or businesses, which, if adversely decided, would have a Company Material Adverse Effect, and the Company is not aware of any facts or circumstances which may give rise to any of the foregoing. Except as set forth on Schedule 4.16 hereto all of the proceedings pending against the Company and Company Subsidiaries are covered and being defended by insurers (subject to such deductibles as are set forth in such Schedule). Except as disclosed in Schedule 4.16 hereto, neither the Company nor any Company Subsidiary is subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other Governmental Authority. Since November 1, 1997, neither the Company nor any Company Subsidiary has entered into any agreement to settle or compromise any proceeding pending or threatened against it which has involved any obligation other than the payment of money or for which the Company or any Company Subsidiary, as the case may be, has any continuing obligation.

               (b) There are no claims, actions, suits, proceedings, or investigations pending or, to the Company's knowledge, threatened by or against the Company with respect to this Agreement or in connection with the transactions contemplated hereby or thereby, and the Company has no reason to believe there is a valid basis for any such claim, action, suit, proceeding, or investigation.

               (c) Except as set forth on Schedule 4.16 hereto, there are no pending or, to the Company's knowledge, threatened claims against any director, officer, employee or agent of the Company, Company Subsidiaries, or any other Person which could give rise to any claim for indemnification against the Company or any Company Subsidiary.

        Section 4.17 Compliance with Applicable Laws. Except as disclosed in
Schedule 4.17 hereto, the Company and each Company Subsidiary holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Authorities which are material to the operation of their respective businesses (the "Company Permits"). The Company and each Company Subsidiary are in compliance with the terms of the Company Permits, except where the failure so to comply would not have a Company Material Adverse Effect. Except as disclosed in
Schedule 4.17 hereto, to the Company's knowledge, neither the Company nor any Company Subsidiary is in violation of any law, ordinance or regulation of any Governmental Authority, except for possible violations which individually and in the aggregate do not, and, insofar as reasonably can be foreseen by the Company, will not in the future have a Company Material Adverse Effect.

        Section 4.18 Contracts; No Defaults. Except as set forth on the Exhibit Index to the Company's Annual Report on Form 10-K for the year ended October 31, 1999, or as described in Schedule 4.18 hereto or any customer purchase order not in excess of $3,000,000 received in the ordinary course of business, neither the Company nor any Company Subsidiary is a party to or subject to any oral or written agreement, contract or commitment (including, without limitation, leases of real property) which (i) involve the payment or receipt by the Company or any of the Company Subsidiaries of more than $100,000 under any one of such contracts, (ii) have an initial term of more than one year and are not cancelable without significant penalties by the Company or Company Subsidiary on 60 days' or less notice or (iii) otherwise would be required to be included as an exhibit to an annual report of the Company on Form 10-K under the regulations promulgated by the SEC under the Securities Exchange Act. Neither the Company nor any Company Subsidiary is in default or alleged to be in default under any such agreement, contract or commitment and, to the Company's knowledge, no other party thereto is in default. Nothing has occurred which, with or without the passage of time or giving or notice or both, would constitute a default by the Company or any Company Subsidiary or, to the Company's knowledge, by any other party under any such agreement, contract or commitment. The Company has no reason to believe any material renewable agreement, contract or commitment will not be renewed and has not received any notification that any such agreement, contract or commitment is not likely to be renewed. The Merger contemplated by this Agreement will not create a default under or permit the termination of or otherwise adversely affect any such agreement, contract or commitment in a manner that will have a Company Material Adverse Effect. Except as described in Schedule 4.18 hereto, neither the Company nor any Company Subsidiary is required to give any notice to any person regarding this Agreement or the transactions contemplated hereby with respect to any such agreement, contract or commitment.

        Section 4.19 Opinion of Financial Advisor. The Company has received the opinion of Warburg Dillon Read LLC, to the effect that, as of June 27, 2000, the consideration to be received by the holders of Company Common Stock in the Merger is fair from a financial point of view to the holders of Company Common Stock. The Company has delivered to the Parent Corporation a copy of the agreement between the Company and Warburg Dillon Read LLC.

        Section 4.20 Change in Control and Severance Payments. Except as set forth on Schedule 4.20 hereto, neither the Company nor any Company Subsidiary have any plans, programs or agreements to which they are parties, or to which they are subject, pursuant to which payments (or acceleration of benefits) may be required upon, or may become payable directly or indirectly as a result of, a change of control of the Company (including by reason of the consummation of the Merger) or otherwise upon termination of employment of any individual with the Company or any Company Subsidiary.

        Section 4.21 Year 2000. As of the date hereof, the computer systems used by the Company, any of the Company Subsidiaries and any third party service providers used by either of the foregoing have not exhibited any deficiencies with respect to formatting in connection with processing any dates after December 31, 1999 ("Year 2000 Problem"). All issues and modifications, if any, regarding Year 2000 Problem compliance by the Company or Company Subsidiaries have been resolved and undertaken and, will in the future be resolved and undertaken, by third-party service providers and the Company. The Company is not aware of any inability on the part of any customer, insurance company or service provider with which the Company or Company Subsidiaries transact business to timely remedy their own deficiencies in respect of the Year 2000 Problem, which inability, individually or in the aggregate, reasonably could be expected to have a Company Material Adverse Effect.

        Section 4.22 Vote Required. The approval of the Merger and the approval and adoption of the Merger Agreement by the affirmative vote of a majority of the votes cast in person or by proxy by the holders of Company Common Stock entitled to vote is the only vote of the holders of any class or series of capital stock of the Company or any of its subsidiaries required to approve the Company Proposal and the transactions contemplated hereby.

        Section 4.23 Broker's/Finder's Fees. Except for Warburg Dillon Read LLC, neither the Company nor any officer, director or employee of the Company has employed any broker, finder or investment banker or incurred any liability for any brokerage or investment banking fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

        Section 4.24 Ownership of Parent Common Stock. The Company does not "beneficially own" (as such term is defined for purposes of Section 13(d) of the Securities Exchange Act) any shares of any class of capital stock of the Parent Corporation.

        Section 4.25 Applicability of Certain Pennsylvania Law. None of the provisions of Section 2538 and Subchapters E, F, G, H, I and J of Chapter 25 of the Pennsylvania Act (except to the extent that Subchapter H may apply until the shareholders of the Company have approved the Merger), or any similar provisions of the Articles of Incorporation, as amended, or By-Laws, as amended, of the Company are applicable to the transactions contemplated by this Agreement. Without limiting the foregoing, the Company's Board of Directors has taken all such action (i) under Subchapter F of Chapter 25 of the Pennsylvania Act to approve (A) any acquisition of shares of Company Common Stock by the Parent Corporation as contemplated in the Stock Option Agreement (assuming the acquisition of the Company Common Stock thereunder will not then increase the ownership interest attributable to the Parent Corporation in the Company to 20% or more) and the Voting Agreements and (B) the Merger, in order that Subchapter F shall not prohibit the transactions contemplated by the Agreement, and (ii) under Section 2538(b) of the Pennsylvania Act, so that Section 2538 shall not apply to any transaction contemplated by this Agreement.

        Section 4.26 The Company Rights Agreement. Prior hereto, the Company has delivered to the Parent Corporation and its designated counsel a true and complete copy of the Company Rights Agreement in effect on the date hereof, and assuming the accuracy of the representation contained in Section 5.21, neither the Company's execution and delivery of the Stock Option Agreement, the execution and delivery of the Voting Agreement by certain shareholders of the Company, the execution and delivery of this Agreement, nor the consummation of the transactions contemplated by this Agreement will cause any change, effect or result under the Company Rights Agreement or any similar agreement to which the Company or its affiliates is a party which is adverse to the interests of the Parent Corporation. Without limiting the generality of the foregoing, if necessary to accomplish the foregoing, the Company Rights Agreement has been amended to (i) render the Company Rights Agreement inapplicable to the Merger and the other transactions contemplated by this Agreement, the Stock Option Agreement and the Voting Agreement, (ii) ensure that (x) none of the Parent Corporation or its Subsidiaries is an Acquiring Person (as defined in the Company Rights Agreement) pursuant to the Company Rights Agreement by virtue of the execution of this Agreement, the Stock Option Agreement or the Voting Agreement, the consummation of the Merger or the other transactions contemplated hereby or thereby and (y) a Distribution Date, Flip-In Event, or Flip-Over Event (as such terms are defined in the Company Rights Agreement) does not occur by reason of the execution of this Agreement, the Voting Agreement or the Stock Option Agreement, the consummation of the Merger or the consummation of the transactions contemplated hereby or thereby, and such provisions may not be further amended by the Company without the prior consent of the Parent Corporation in its sole discretion.


                                    ARTICLE 5

                        REPRESENTATIONS AND WARRANTIES OF
             THE PARENT CORPORATION AND THE ACQUISITION CORPORATION

        Each of the Parent Corporation and the Acquisition Corporation represents and warrants to the Company, jointly and severally, that except as disclosed in the reports, schedules, forms, statements and other documents filed by the Parent Corporation with the SEC and publicly available prior to the date of this Agreement, as disclosed in the Quarterly Report on Form 10-Q for the Parent Corporation's fiscal quarter ended March 26, 2000 delivered to the Company prior to the date of this Agreement or as disclosed on a Schedule hereto as contemplated below in this Article 5:

        Section 5.1   Due Incorporation, Subsidiaries and Due Authorization.

               (a) Due Incorporation. Each of the Parent Corporation, each of the subsidiaries of the Parent Corporation (each a "Parent Corporation Subsidiary" and collectively, the "Parent Corporation Subsidiaries") and the Acquisition Corporation is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of the Parent Corporation, each Parent Corporation Subsidiary, and the Acquisition Corporation is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of the properties owned, leased or operated by it and the business transacted by it require such qualification, except where the failure to be so qualified could not have a Parent Corporation Material Adverse Effect (as defined in Section 5.6 hereof). True, correct and complete copies of the Parent Corporation's Certificate of Incorporation and Bylaws, as amended, have been delivered to the Company.

               (b) Subsidiaries. Except as set forth on Schedule 5.1 hereto, the Parent Corporation has no direct or indirect subsidiaries, either wholly or partially owned, and the Parent Corporation does not hold any economic, voting or management interest in any Person or own any security issued by any Person. Except as set forth on Schedule 5.1 hereto, all of the issued and outstanding shares of capital stock of each Parent Corporation Subsidiary are validly issued, fully paid, nonassessable and free of preemptive rights, and are owned, directly or indirectly, by the Parent Corporation free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment, except for any of the foregoing that could not reasonably be expected to have a Parent Corporation Material Adverse Effect.

               (c) Due Authorization. Each of the Parent Corporation and the Acquisition Corporation have full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Parent Corporation of this Agreement have been duly and validly approved by the Board of Directors of the Parent Corporation, and no other actions or proceedings on the part of the Parent Corporation are necessary to authorize this Agreement and the transactions contemplated hereby, other than the approval of the Parent Corporation Proposal by the stockholders of the Parent Corporation. The execution, delivery and performance by the Acquisition Corporation of this Agreement have been duly and validly approved by the Board of Directors and the sole stockholder of the Acquisition Corporation, and no other actions or proceedings on the part of the Acquisition Corporation or its stockholder are necessary to authorize this Agreement and the transactions contemplated hereby. Each of the Parent Corporation and the Acquisition Corporation has duly and validly executed and delivered this Agreement. This Agreement constitutes the legal, valid and binding obligation of each of the Parent Corporation and the Acquisition Corporation, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other laws from time to time in effect which affect creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        Section 5.2 Non-Contravention; Consents and Approvals.

               (a) The execution and delivery of this Agreement by the Parent Corporation and the Acquisition Corporation do not, and the performance by the Parent Corporation and the Acquisition Corporation of their respective obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any lien upon any of the assets or properties of the Parent Corporation or any of the Parent Corporation Subsidiaries under any of the terms, conditions or provisions of (i) the articles or certificates of incorporation or bylaws (or other comparable charter documents) of the Parent Corporation, any Parent Corporation Subsidiary, or the Acquisition Corporation, or (ii) subject to obtaining the necessary approval by the stockholders of the Parent Corporation and the taking of the actions described in paragraph (b) of this Section, (x) any Law or any judgment, decree, order, writ, permit or license of any Governmental Entity or (y) any contract, agreement or commitment to which the Parent Corporation, any Parent Corporation Subsidiary or the Acquisition Corporation is a party or by which the Parent Corporation, any Parent Corporation Subsidiary or the Acquisition Corporation or any of their respective assets or properties is bound, including the Steag Agreement or any other agreements relating to the Steag Combination but excluding from the foregoing clauses (x) and (y) conflicts, violations, breaches, defaults, terminations, modifications, accelerations and creations and impositions of liens which would not have a Parent Corporation Material Adverse Effect or result in the inability of the Parent Corporation or the Acquisition Corporation to consummate the transactions contemplated by this Agreement.

               (b) No consent, approval, order or notice to or authorization of, or registration, declaration or filing with any Governmental Entity is required by the Parent Corporation or any of the Parent Corporation Subsidiaries in connection with the execution and delivery of this Agreement or the consummation by each of the Parent Corporation and the Acquisition Corporation of the transactions contemplated hereby, the failure to obtain which would have a Parent Corporation Material Adverse Effect or the consummation of the transactions contemplated hereby, except for:

                      (i) the filing of a pre-merger notification report under the HSR Act and the expiration or termination of the applicable waiting period thereunder;

                      (ii) the filing of the Certificate of Merger with the Secretary of State of the State of the State of Delaware in accordance with the requirements of the Delaware Act and the filing of the appropriate documents with the relevant authorities of other states in which each of the Parent Corporation and the Acquisition Corporation are qualified to transact business;

                      (iii) the filing of the Joint Proxy Statement with the SEC pursuant to the Securities Act and Securities Exchange Act and the declaration of the effectiveness of the Registration Statement by the SEC and, to the extent required, filings with various blue sky authorities;

                      (iv) the approval of the shares of Parent Common Stock for listing on NASDAQ upon official notice of issuance;

                      (v) the approval by the stockholders of the Parent Corporation of the issuance of shares of Parent Common Stock pursuant to this Agreement; and

                      (vi) the consents and approvals specified on Schedule 5.2 hereto, all of which have been obtained or made.

        Section 5.3   Capitalization.

               (a) The authorized capital stock of the Parent Corporation consists of 60,000,000 shares of Parent Common Stock, par value $0.001 per share, and 2,000,000 shares of Preferred Stock, par value $0.001 per share. On the date hereof, there are issued and outstanding 20,887,070 shares of Parent Common Stock and no shares of Preferred Stock. All of the issued and outstanding shares of Parent Common Stock are, and all of the shares of Parent Common Stock, when issued in accordance with the terms of this Agreement are or will be, duly and validly authorized and issued and outstanding, fully paid and nonassessable. On the date hereof, there are 1,523,204 shares of Parent Common Stock reserved for issuance under the Parent Corporation Stock Option Plans and warrants.

               (b) The authorized capital stock of the Acquisition Corporation consists of 1,000 shares of Common Stock, par value $0.001 per share (the "Acquisition Corporation Common Stock"). On the date hereof, there are issued and outstanding 1,000 shares of Acquisition Corporation Common Stock, all of which are owned by the Parent Corporation. All of the issued and outstanding shares of Acquisition Corporation Common Stock are validly issued, fully paid and nonassessable and the issuances thereof were not subject to preemptive rights.

               (c) Schedule 5.3 sets forth the person who shall enter into a voting agreement with the Company (the "Stockholder Voting Agreement"), the form of which agreement is attached as Exhibit A-3; and which shall be and remain in full force and effect through and until the last to occur of (i) the effective date of any written consent controlling any vote regarding the Parent Corporation Proposal, or (ii) any shareholder meeting (including adjournments) at which a vote regarding the Parent Corporation Proposal is taken. Except as set forth in Schedule 5.3 hereto, there are no subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating the Parent Corporation and/or the Acquisition Corporation to issue, transfer or sell any shares of capital stock or other securities (whether or not such securities have voting rights) of the Parent Corporation and the Acquisition Corporation. Except as set forth in Schedule 5.3 hereto, there are no outstanding contractual obligations of the Parent Corporation or the Acquisition Corporation which relate to the purchase, sale, issuance, repurchase, redemption, acquisition, transfer, disposition, holding or voting of any shares of capital stock or other securities of each of the Parent Corporation and the Acquisition Corporation.

        Section 5.4 Financial Statements; Undisclosed Liabilities; Other Documents.

               (a) For purposes of this Agreement, "Parent Corporation Financial Statements" shall mean the audited financial statements of the Parent Corporation as of December 31, 1999 and December 31, 1998 (including all notes thereto), and the unaudited financial statements of the Parent corporation that are included in the Parent Corporation's Quarterly Report on Form 10-Q for the quarter ended March 26, 2000, consisting of the consolidated balance sheets at such dates and the related consolidated statements of income, stockholders' equity and cash flows for each of the twelve-month periods ended December 31, 1999, December 31, 1998 and December 31, 1997, and for the three month period ended March 26, 2000. The Parent Corporation Financial Statements have been prepared in accordance with GAAP consistently applied and present fairly the financial position, assets and liabilities of the Parent Corporation as at the dates thereof and the revenues, expenses, results of operations and cash flows of the Parent Corporation for the periods covered thereby.

               (b) The Parent Corporation and Parent Corporation Subsidiaries do not have any liabilities or obligations of any nature, whether accrued, contingent, absolute or otherwise, except (i) as set forth in the December 31, 1999 balance sheet (the "Parent Corporation Base Balance Sheet") in the Parent Corporation's Form 10-K for the year ended December 31, 1999 or (ii) trade payables incurred since December 31, 1999 in the ordinary and usual course of its business and consistent in type and amount with past practices and experience.

        Section 5.5 SEC Filings. Except as set forth on Schedule 5.5 hereto, the Parent Corporation has timely filed all required forms, reports and other documents with the SEC since November 1, 1997 all of which complied when filed, in all material respects, with all applicable requirements of the Securities Act and Securities Exchange Act as applicable. The Parent Corporation has heretofore delivered to the Company complete and correct copies of (i) its Annual Report on Form 10-K for the fiscal year ended December 31, 1999, (ii) its Quarterly

Report or Form 10-Q for the fiscal quarter ended March 26, 2000, (iii) all proxy statements relating to the Parent Corporation's meetings of shareholders (whether annual or special) since November 1, 1997 and (iv) all other reports, forms and other documents filed by the Parent Corporation with the SEC since November 1, 1997 (together, the "Parent Corporation SEC Documents"). Except as set forth on Schedule 5.5 hereto, as of their respective dates, such reports, forms and other documents (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The audited financial statements and the unaudited interim financial statements of the Company included or incorporated by reference in such reports, forms and other documents were prepared in accordance with GAAP consistently applied during the periods involved (except as may be otherwise indicated in the notes thereto), and fairly present the financial position of the Parent Corporation as of the dates thereof and the results of its operations and changes in financial position for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments).

        Section 5.6 No Parent Corporation Material Adverse Effects or Changes. Except as listed on Schedule 5.6 hereto, or as contemplated by this Agreement, since March 26, 2000 neither the Parent Corporation nor any Parent Corporation Subsidiary has (i) taken any of the actions set forth in subparagraphs (a) through (g) of Section 6.4 hereof, (ii) suffered any Parent Corporation Material Adverse Effect, and no fact or condition exists which could have, in the aggregate, a Parent Corporation Material Adverse Effect, or (iii) suffered any damage, destruction or Loss to any of its assets or properties (whether or not covered by insurance), "Parent Corporation Material Adverse Effect" shall mean an effect (or circumstance involving a prospective effect) on the business, operations, assets, liabilities, results of operations, cash flows, conditions or prospects of the Parent Corporation and the Parent Corporation Subsidiaries taken as a whole which is materially adverse to the Parent Corporation and the Parent Corporation Subsidiaries on a consolidated basis.

        Section 5.7   Properties.

               (a) Except as disclosed on Schedule 5.7 hereto, the Parent Corporation and each Parent Corporation Subsidiary (i) has good and marketable title to, and is the lawful owner of, all of the tangible and intangible assets, properties and rights used in connection with its businesses and all of the tangible and intangible assets, properties and rights reflected in the Parent Corporation Base Balance Sheet (other than assets leased under the leases set forth in Schedule 5.7 hereto and assets disposed of in the ordinary course of business since the date of the Parent Corporation Base Balance Sheet), and (ii) at the Effective Time will have good and marketable title to, and will be the lawful owner of, all of such tangible and intangible assets, properties and rights, in any case free and clear of any lien.

               (b) Except as otherwise identified in Schedule 5.7 hereto, the material tangible assets of the Parent Corporation and each Parent Corporation Subsidiary, taken as a whole, including all mobile equipment, are in all respects in good condition and repair, reasonable wear and tear excepted, and are in condition suitable for the use to which they are put in the Parent Corporation's business.

        Section 5.8 Registration Statement and Proxy Statement/Prospectus. None of the information to be supplied by the Parent Corporation or any of its accountants, counsel or other authorized representatives for inclusion in (a) the Registration Statement or (b) the Joint Proxy Statement will, in the case of the Joint Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Joint Proxy Statement and any amendments or supplements thereto and at the time of the meeting of the stockholders of the Parent Corporation to be held in connection with the Merger, or, in the case of the Registration Statement and any amendments thereto, at the time it is declared effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, it being understood and agreed that no representation or warranty is made by the Parent Corporation with respect to any information supplied by the Company or its accountants, counsel or other authorized representatives. If at any time prior to the Effective Time any event with respect to the Parent Corporation, its officers and directors or any of its subsidiaries shall occur which is or should be described in an amendment of, or a supplement to, the Joint Proxy Statement or the Registration Statement, such event shall be so described and the presentation in such amendment or supplement of such information will not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading in any material respect or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading. The Registration Statement will comply as to form in all material respects with all applicable laws, including the provisions of the Securities Act.

        Section 5.9 Intellectual Property. Except as disclosed on Schedule 5.9 hereto:

               (a) All of the trademarks, trade names, service marks, patents, copyrights (including any registrations of or pending applications for any of the foregoing), technology, trade secrets, inventions, know-how, designs, computer programs, processes and all other intangible assets, properties and rights used by the Parent Corporation or any Parent Corporation Subsidiary in the conduct of its business (the "Parent Corporation Intellectual Property") are either owned by the Parent Corporation or Parent Corporation Subsidiary free and clear of any liens, and are not subject to any license, royalty or other agreement or are licensed to the Parent Corporation or Parent Corporation Subsidiary.

               (b) None of the Parent Corporation Intellectual Property has been or is the subject of any pending or, to the Parent Corporation's knowledge, threatened litigation or claim of infringement.

               (c) No license or royalty agreement to which the Parent Corporation or any Parent Corporation Subsidiary is a party is in breach or default by any party thereto or the subject of any notice of termination given or threatened.

               (d) The products manufactured or sold by the Parent Corporation or any Parent Corporation Subsidiary and any process, method, part, design or material they employ, or the marketing and use by the Parent Corporation or any Parent Corporation Subsidiary of any such product or any service, do not infringe any trademark, service mark, trade name, copyright, trade secret, patent or confidential or proprietary rights of another (except such representation is qualified by the Parent Corporation's knowledge with respect to trademarks, service marks, trade names and patents), and the Parent Corporation and Parent Corporation Subsidiaries have not received any notice contesting their right to use any Parent Corporation Intellectual Property.

               (e) Each of the Parent Corporation and Parent Corporation Subsidiaries owns or possesses adequate rights in perpetuity in and to all Parent Corporation Intellectual Property necessary to conduct its respective business as presently conducted.

               (f) The Parent Corporation and Parent Corporation Subsidiaries require all employees, consultants and contractors having access to any Parent Corporation Intellectual Property to execute nondisclosure agreements with respect to the protection of the Parent Corporation Intellectual Property and the preservation of its proprietary and trade secret nature, and where the development, invention or creation of any Parent Corporation Intellectual Property is involved, the Parent Corporation and Parent Corporation Subsidiaries have obtained valid and enforceable assignment agreements from each such employee, consultant and contractor such that all right, title and interest in and to the Parent Corporation Intellectual Property is vested in the Parent Corporation and/or Parent Corporation Subsidiaries.

               (g) There are no exclusive licenses, exclusive distributorship agreements or noncompetition agreements with respect to the use of any Parent Corporation Intellectual Property or the development, sale or distribution of any Parent Corporation products, or any other restrictions regarding the right of the Parent Corporation or any of the Parent Corporation Subsidiaries to fully exploit the Parent Corporation Intellectual Property anywhere in the world. Neither the Parent Corporation nor any of the Parent Corporation Subsidiaries is a party to any reseller or distribution agreement, other than agreements that can be cancelled or terminated without cost or penalty upon notice of sixty (60) days or less.

        Section 5.10 Insurance. Schedule 5.10 hereto contains an accurate and complete list of all policies of fire, liability, worker's compensation, title and other forms of insurance owned or held by the Parent Corporation and Parent Corporation Subsidiaries. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been or, prior to the Closing Date, will be paid and no notice of cancellation or termination has been received with respect to any such policy. Parent Corporation will, no later than sixty (60) days prior to Closing, deliver to the Company a true and complete copy of all insurance policies, including all occurrence-based policies applicable to the Parent Corporation or the Parent Corporation Subsidiaries, for the three years prior to the Closing Date. Except as set forth in Schedule 5.10 hereto, neither the Parent Corporation nor any Parent Corporation Subsidiary has been unable to obtain insurance with respect to its assets or operations during the last three (3) years.

        Section 5.11 Employee Matters and ERISA. Except as set forth in Schedule
5.11 hereto:

               (a) Benefit Plans. Schedule 5.11 hereto contains a true and complete list of each employee benefit plan, program, policy, arrangement or agreement which is or has been sponsored, maintained or contributed to by the Parent Corporation and Parent Corporation

Subsidiaries covering employees, former employees, directors or former directors of the Parent Corporation and Parent Corporation Subsidiaries or their beneficiaries, or providing benefits to such persons in respect of services provided to any such entity, including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of ERISA, and any severance or change in control agreement, plan, policy or program between the Parent Corporation and Parent Corporation Subsidiaries and any employee thereof (collectively, the "Parent Corporation Benefit Plans"). Neither the Parent Corporation nor any Parent Corporation Subsidiary is obligated to contribute to any "multiemployer plan" as defined in Section 3(37) of ERISA. Schedule 5.11 separately lists each Parent Corporation Benefit Plan that has been adopted or maintained by any Parent Corporation Subsidiary, whether formally or informally, for the benefit of employees outside of the United States ("Parent Corporation International Benefit Plans").

               (b) Contributions. All contributions and other payments required to be made for any period through the date to which this representation speaks, by the Parent Corporation or any Parent Corporation Subsidiary to any Parent Corporation Benefit Plan (or to any person pursuant to the terms thereof) have been timely made or paid in full, or, to the extent not required to be made or paid on or before the date to which this representation speaks, have been properly reflected in the Parent Corporation Financial Statements.

               (c) Qualification; Compliance. Each of the Parent Corporation Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has either obtained from the IRS a favorable determination letter as to its qualified status under the Code, including all amendments to the Code which are currently effective, or has time remaining to apply under applicable Treasury Regulations or Internal Revenue Service pronouncements for a determination or opinion letter and to make any amendments necessary to obtain a favorable determination or opinion letter; and, to the knowledge of the Parent Corporation, no circumstances exist that could reasonably be expected to result in the revocation of any such determination. The Parent Corporation and each Parent Corporation Subsidiary is in compliance in all material respects with, and each of the Parent Corporation Benefit Plans is and has been operated in all material respects in compliance with, all applicable laws, rules and regulations governing such plan, including, without limitation, ERISA and the Code. Each Parent Corporation Benefit Plan intended to provide for the deferral of income, the reduction of salary or other compensation or to afford other income tax benefits complies in all material respects with the requirements of the applicable provisions of the Code or other laws, rules and regulations required to provide such income tax benefits. There are no pending or, to the knowledge of the Parent Corporation, threatened claims under or in respect of any Parent Corporation Benefit Plan by or on behalf of any employee, former employee, director, former director or beneficiary thereof, or otherwise involving any Parent Corporation Benefit Plan (other than routine claims for benefits).

               (d) Title I or IV Liabilities. No event has occurred and, to the knowledge of the Parent Corporation, there exists no condition or set of circumstances that could reasonably be expected (and none of the transactions contemplated hereunder are reasonably expected) to subject the Parent Corporation or any Parent Corporation Subsidiary to any liability (whether to a governmental agency, a multiemployer plan or any other person or entity) arising under or based upon any provision of Title I or Title IV of ERISA.

               (e) Documents Made Available. The Parent Corporation has made available to the Company a true and correct copy of each collective bargaining agreement to which the Parent Corporation is a party or under which the Parent Corporation has obligations and, with respect to each Parent Corporation Benefit Plan, where applicable, (i) such plan, including all amendments thereto, and the most recent summary plan description, (ii) the five (5) most recent annual reports filed with the IRS, (iii) each related trust agreement and insurance contract, (iv) the most recent determination of the IRS with respect to the qualified status of such Parent Corporation Benefit Plan, (v) the most recent actuarial report or valuation for the most recent three (3) years, (vi) compliance and nondiscrimination tests for the last three (3) plan years, (vii) all insurance policies and certificates purchased by or to provide benefits under such plan, (viii) all contracts and agreements to which the Parent Corporation or any Parent Corporation Subsidiary is a party with third party administrators, actuaries, investment managers, consultants and other independent contractors that relate to such plan, (ix) standard COBRA forms and notices, and (x) every private letter ruling, prohibited transaction exemption, or other ruling or determination from the IRS, Department of Labor, Pension Benefit Guaranty Corporation or other Governmental Entity with respect to such plan. To the knowledge of the Parent Corporation, in the case of each Parent Corporation Benefit Plan, no employee handbook or similar employee communication relating to such plan nor any written communication of benefits under such plan from the administrator thereof, in either case that has not been delivered or made available to the Company, describes the terms of such plan in a manner that is materially inconsistent with the documents and summary plan descriptions relating to such plan that have been made available pursuant to the foregoing sentence.

               (f) Post Retirement Obligations. No Parent Corporation Benefit Plan provides post-retirement health or welfare benefits to any individual, other than as required by Section 601 et seq. of ERISA and Section 4980 B of the Code or any other laws, rules or regulations.

        Section 5.12 Labor Matters. The Parent Corporation and each Parent Corporation Subsidiary have conducted and currently are conducting their businesses in full compliance with all laws relating to employment and employment practices, terms and conditions of employment, wages and hours and nondiscrimination in employment. Except as disclosed on Schedule 5.12 hereto, the relationships of the Parent Corporation and Parent Corporation Subsidiaries with their employees are good and there are, and during the past three years there have been, no labor strikes, disputes, slow-downs, work stoppages or other labor difficulties pending or, to the Parent Corporation's knowledge, threatened against or involving the Parent Corporation or any Parent Corporation Subsidiary. None of the employees of the Parent Corporation or any Parent Corporation Subsidiary is covered by any collective bargaining agreement, no collective bargaining agreement is currently being negotiated and no attempt is currently being made or during the past three years has been made to organize any employees of the Parent Corporation or Parent Corporation Subsidiaries to form or enter a labor union or similar organization.

        Section 5.13 Tax Returns and Audits. Except as set forth in Schedule
5.13 hereto:

               (a) Filing of Timely Tax Returns. The Parent Corporation and each Parent Corporation Subsidiary have filed (or there has been filed on its behalf) all Tax Returns required to be filed by it under applicable law. All such Tax Returns were and are in all material respects true, complete and correct and filed on a timely basis.

               (b) Payment of Taxes. The Parent Corporation and each Parent Corporation Subsidiary have, within the time and in the manner prescribed by law, paid all Taxes that are currently due and payable except for those contested in good faith and for which adequate reserves have been taken.

               (c) Deferred Taxes. The Parent Corporation and each Parent Corporation Subsidiary have accounted for deferred income taxes in accordance with GAAP.

               (d) Tax Liens. There are no Tax liens upon the assets of the Parent Corporation except liens for Taxes not yet due.

               (e) Withholding Taxes. The Parent Corporation and each Parent Corporation Subsidiary have complied in all material respects with the provisions of the Code relating to the withholding of Taxes, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required.

               (f) Extensions of Time for Filing Tax Returns. Neither the Parent Corporation nor any Parent Corporation Subsidiary has requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

               (g) Waivers of Statute of Limitations. Neither the Parent Corporation nor any Parent Corporation Subsidiary has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

               (h) Expiration of Statute of Limitations. The statute of limitations for the assessment of all Taxes has expired for all applicable Tax Returns of the Parent Corporation and each Parent Corporation Subsidiary or those Tax Returns have been examined by the appropriate taxing authorities for all periods through the date hereof, and no deficiency for any Taxes has been proposed, asserted or assessed against the Parent Corporation or any Parent Corporation Subsidiary that has not been resolved and paid in full.

               (i) Audit, Administrative and Court Proceedings. No audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of the Parent Corporation or any Parent Corporation Subsidiary.

               (j) Powers of Attorney. No power of attorney currently in force has been granted by the Parent Corporation or any Parent Corporation Subsidiary concerning any Tax matter.

               (k) Tax Rulings. Neither the Parent Corporation nor any Parent Corporation Subsidiary has received a Tax Ruling or entered into a Closing Agreement with any taxing authority that would have a continuing adverse effect after the Closing Date.

               (l) Tax Sharing Agreements. Neither the Parent Corporation nor any Parent Corporation Subsidiary is a party to any agreement relating to allocating or sharing of Taxes.

               (m) Liability for Others. The Parent Corporation does not have any liability for Taxes of any person other than the Parent Corporation (i) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, (ii) by contract or (iii) otherwise.

               (n) Disposition of Certain Assets. The Parent Corporation has not filed any consent agreement under Section 341(f) of the Code or otherwise agreed to have Section 341(f)(2) of the Code apply to any disposition of a Subsection
(f) asset (as defined in Section 341(f)(4) of the Code) owned by the Parent Corporation.

               (o) Affiliated Group. The Parent Corporation is not and has not been a member of an affiliated group of corporations filing a consolidated federal income tax return (or a group of corporations filing a consolidated, combined or unitary income tax return under comparable provisions of state, local or foreign tax law) other than a group the common parent of which is or was the Parent Corporation itself (and not a subsidiary of the Parent Corporation).

               (p) Accounting Adjustments. The Parent Corporation has not agreed to make, nor is it required to make, any adjustment under Section 481 of the Code by reason of a change in accounting method or otherwise.

               (q) Partnerships or Joint Ventures. The Parent Corporation is not and has not been a member of a limited liability company or a party to any joint venture, partnership or other arrangement or contract that is or could be treated as a partnership for federal income tax purposes.

               (r) Indemnities. The Parent Corporation has not indemnified any person against Tax in connection with any arrangement for the leasing of real or personal property, except for indemnity with respect to acts of the Parent Corporation.

               (s) Reorganization Treatment. The Parent Corporation, the Acquisition Corporation and, to the knowledge of the Parent Corporation, the Parent Corporation Subsidiaries, have not taken, agreed to take or proposed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

               (t) The Acquisition Corporation is a newly organized corporation that has been formed to effect the transactions contemplated hereunder. The Acquisition Corporation will not have conducted any business, incurred any liabilities or engaged in any other transactions (other than entering into this Agreement) prior to the Closing Date.

        Section 5.14 Environmental Matters. Except as disclosed in Schedule 5.14 hereto:

               (a) Compliance. The Parent Corporation and each Parent Corporation Subsidiary is in compliance with all applicable Environmental Laws and the Parent Corporation has not received any communication from any person or Governmental Authority that alleges that the Parent Corporation or any Parent Corporation Subsidiary is not in compliance with applicable Environmental Laws, except where the failure to be in such compliance would not in the aggregate have a Parent Corporation Material Adverse Effect.

               (b) Environmental Permits. The Parent Corporation and each Parent Corporation Subsidiary have obtained or have applied for all Environmental Permits necessary for the construction of their facilities or the conduct of their operations, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and the Parent Corporation and each Parent Corporation Subsidiary is in compliance with all terms and conditions of the Environmental Permits, except where the failure to be in compliance would not in the aggregate have a Parent Corporation Material Adverse Effect, and the Parent Corporation believes that any transfer, renewal or reapplication for any Environmental Permit required as a result of the Merger can be accomplished in the ordinary course of business.

               (c) Environmental Claims. There are no Environmental Claims pending or threatened (i) against the Parent Corporation or any Parent Corporation Subsidiary, any subsidiary or joint ventures, or (ii) against any real or personal property or operations the Parent Corporation or any Parent Corporation Subsidiary owns, leases or manages, in whole or in part.

               (d) Releases. To the Parent Corporation's knowledge, there have been no Releases of any Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claim against the Parent Corporation or any Parent Corporation Subsidiary.

               (e) Predecessors. The Parent Corporation has no knowledge of any Environmental Claim pending or threatened, or of any Release of Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claim, in each case against any person or entity (including, without limitation, any predecessor of the Parent Corporation or any Parent Corporation Subsidiary) whose liability the Parent Corporation has or may have retained or assumed either contractually or by operation of law or against any real or personal property which the Parent Corporation or any Parent Corporation Subsidiary formerly owned, leased or managed, in whole or in part.

        Section 5.15  Litigation.

               (a) Except as disclosed on Schedule 5.15 hereto, there are no actions, suits, arbitrations, regulatory proceedings or other litigation, proceedings or governmental investigations pending or, to the Parent Corporation's knowledge, threatened against or affecting the Parent Corporation, Parent Corporation Subsidiaries or any of their officers or directors in their capacity as such, or any of their respective properties or businesses which, if adversely decided, would have a Parent Corporation Material Adverse Effect, and the Parent Corporation is not aware of any facts or circumstances which may give rise to any of the foregoing. Except as set forth on Schedule 5.15 hereto, all of the proceedings pending against the Parent Corporation and Parent Corporation Subsidiaries are covered and being defended by insurers (subject to such deductibles as are set forth in such Schedule). Except as disclosed on Schedule
5.15 hereto, neither the Parent Corporation nor any Parent Corporation Subsidiary is subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other

Governmental Authority. Since January 1, 2000, neither the Parent Corporation nor any Parent Corporation Subsidiary has entered into any agreement to settle or compromise any proceeding pending or threatened against it which has involved any obligation other than the payment of money or for which the Parent Corporation or any Parent Corporation Subsidiary, as the case may be, has any continuing obligation.

               (b) There are no claims, actions, suits, proceedings, or investigations pending or, to the Parent Corporation's knowledge, threatened by or against the Parent Corporation with respect to this Agreement or in connection with the transactions contemplated hereby, and the Parent Corporation has no reason to believe there is a valid basis for any such claim, action, suit, proceeding, or investigation.

               (c) Except as set forth on Schedule 5.15 hereof, there are no pending or, to the Parent Corporation's knowledge, threatened claims against any director, officer, employee or agent of the Parent Corporation, the Parent Corporation Subsidiaries, or any other Person which could give rise to any claim for indemnification against the Parent Corporation or any Parent Corporation Subsidiary.

        Section 5.16 Compliance with Applicable Laws. Except as disclosed in
Schedule 5.16 hereto, the Parent Corporation and each Parent Corporation Subsidiary holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Authorities which are material to the operation of its business (the "Parent Corporation Permits"). The Parent Corporation and each Parent Corporation Subsidiary is in compliance with the terms of the Parent Corporation Permits, except where the failure so to comply would not have a Parent Corporation Material Adverse Effect. Except as disclosed in Schedule 5.16 hereto, to the Parent Corporation's knowledge, the Parent Corporation and each Parent Corporation Subsidiary is not in violation of any law, ordinance or regulation of any Governmental Authority, except for possible violations which individually and in the aggregate do not, and, insofar as reasonably can be foreseen by the Parent Corporation, will not in the future have a Parent Corporation Material Adverse Effect.

        Section 5.17 Contracts; No Defaults. Except as set forth on the Exhibit Index to the Parent Corporation's Annual Report on Form 10-K for the year ended December 31, 1999, or as described on Schedule 5.17 hereto, neither the Parent Corporation nor any Parent Corporation Subsidiary is a party to or subject to any oral or written agreement, contract or commitment (including, without limitation, leases of real property) which would be required to be included as an Exhibit to an annual report of the Parent Corporation on Form 10-K under the Securities Exchange Act. Neither the Parent Corporation nor any Parent Corporation Subsidiary is in default or alleged to be in default under any such agreement, contract or commitment and, to the Parent Corporation's knowledge, no other party thereto is in default. Nothing has occurred which, with or without the passage of time or giving or notice or both, would constitute a default by the Parent Corporation or any Parent Corporation Subsidiary or, to the Parent Corporation's knowledge, by any other party under any such agreement, contract or commitment. The Parent Corporation has no reason to believe any material renewable agreement, contract or commitment will not be renewed and has not received any notification that any such agreement, contract or commitment is not likely to be renewed. The Merger contemplated by this Agreement will not create a default under or permit the termination of or otherwise adversely affect any such agreement, contract or commitment in a manner that will have a Parent Corporation Material Adverse Effect. Except as described in Schedule 5.17 hereto, neither the Parent Corporation nor any Parent Corporation Subsidiary is required to give any notice to any person regarding this Agreement or the transactions contemplated hereby with respect to any such agreement, contract or commitment.

        Section 5.18 Change in Control and Severance Payments. Except as set forth on Schedule 5.18 hereto, neither the Parent Corporation nor any Parent Corporation Subsidiary has any plans, programs or agreements to which it is a party, or to which it is subject, pursuant to which payments (or acceleration of benefits) may be required upon, or may become payable directly or indirectly as a result of, or by reason of the consummation of the Merger.

        Section 5.19 Year 2000. As of the date hereof, the computer systems used by the Parent Corporation, any Parent Corporation Subsidiary and any third party service providers used by either of the foregoing have not exhibited any deficiencies with respect to formatting for the Year 2000 Problem. All issues and modification, if any, regarding Year 2000 Problem compliance by the Parent Corporation or Parent Corporation Subsidiaries have been resolved and undertaken, and will in the future be resolved and undertaken, by third-party service providers and the Parent Corporation. The Parent Corporation is not aware of any inability on the part of any customer, insurance company or service provider with which the Parent Corporation or Parent Corporation Subsidiaries transact business to timely remedy their own deficiencies in respect of the Year 2000 Problem, which inability, individually or in the aggregate, reasonably could be expected to have a Parent Corporation Material Adverse Effect.

        Section 5.20 Brokers and Finders. Except for Alliant Partners, neither the Parent Corporation nor any officer, director, or employee of the Parent Corporation has employed any brokers, finder or investment banker or incurred any liability for any brokerage or investment banking fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

        Section 5.21 Ownership of the Company Common Stock. Except as set forth in Schedule 5.21 hereto, as of the date of this Agreement, the Parent Corporation does not "beneficially own" (as such term is defined for purposes of Section 13(d) of the Securities Exchange Act) any shares of the Company Common Stock.

        Section 5.22 Opinion of Financial Advisor. The Parent Corporation has received the opinion of Alliant Partners, as of June 27, 2000, to the effect that the merger and Steag Combination, together, are fair, from a financial point of view to the holders of Parent Common Stock. The Parent Corporation has delivered to the Company a copy of the agreement between the Parent Corporation and Alliant Partners.

        Section 5.23 Vote Required. The approval of the Parent Corporation Proposal by the affirmative vote of a majority of the votes cast in person or by proxy by the holders of Parent Common Stock is the only vote of the holders of any class or series of the capital stock of the Parent Corporation or any of its subsidiaries required to approve the Parent Corporation Proposal.

        Section 5.24 Steag Agreement. The Parent Corporation has furnished to the Company a true and complete copy of the proposed Steag Agreement as well as the disclosure schedule thereto and the proposed related voting agreement contemplated by Recital G thereto, in each case in the form in which such document is being executed by the respective parties thereto concurrently with the execution of this Agreement by the Parent Corporation, the Acquisition Corporation and the Company.

                                    ARTICLE 6

                                    COVENANTS

        Section 6.1 Covenant to Satisfy Conditions. Subject to the terms and conditions hereof, each party hereto shall use its reasonable commercial efforts to take all action required of it to satisfy the conditions set forth in Article 7, and otherwise to fulfill its obligations under the terms of this Agreement and to facilitate the consummation of the transactions contemplated hereby.

        Section 6.2   Access to Information and Facilities.

               (a) From and after the date of this Agreement, the Company and each Company Subsidiary shall give the Parent Corporation and the Acquisition Corporation and their representatives access during normal business hours to all of the facilities, properties, books, contracts, commitments and records of the Company and each Company Subsidiary and shall make their respective officers and employees available to the Parent Corporation and the Acquisition Corporation and their representatives as the Parent Corporation or the Acquisition Corporation or their representatives shall from time to time reasonably request. The Parent Corporation and the Acquisition Corporation and their representatives will be furnished with any and all information concerning the Company and Company Subsidiaries which the Parent Corporation or the Acquisition Corporation or their representatives reasonably request.

               (b) From and after the date of this Agreement, the Parent Corporation and each Parent Corporation Subsidiary and the Acquisition Corporation shall give the Company and its representatives access during normal business hours to all of the facilities, properties, books, contracts, commitments and records of the Parent Corporation and the Acquisition Corporation and shall make the officers and employees of the Parent Corporation and each Parent Corporation Subsidiary and the Acquisition Corporation available to the Company and its representatives as the Company or its representatives shall from time to time reasonably request. The Company and its representatives will be furnished with any and all information concerning the Parent Corporation and each Parent Corporation Subsidiary and the Acquisition Corporation, and, to the extent accessible to the Parent Corporation or its representatives, all information concerning Steag, which the Company or its representatives reasonably requests.

        Section 6.3 Company Conduct of Business Pending Effective Time. From the date of this Agreement until the Closing Date, the Company and each Company Subsidiary shall operate only in the ordinary and usual course of business consistent with past practice, and shall use reasonable commercial efforts to
(a) preserve intact its respective business organization, (b) preserve the good will and advantageous relationships with customers, suppliers, independent contractors, employees and other Persons material to the operation of its business and (c) not permit any action or omission which would cause any of the representations or warranties contained herein to become inaccurate or any of the covenants to be breached. Without limiting the generality of the foregoing, or as may reasonably be required in order to effectuate the transactions described in Section 6.7 prior to the Closing, except as set forth on Schedule 6.3, neither the Company nor any Company Subsidiary, shall, without the prior written consent of the Parent Corporation:

               (a) incur any obligation or enter into any contract which (x) either (I) requires a payment by any party in excess of, or a series of payments which in the aggregate exceed, $3,000,000 or provides for the delivery of goods or performance of services, or any combination thereof, having a value in excess of $500,000 or (II) has a term of, or requires the performance of any obligations, over a period in excess of six months or (y) if the Company were a party to such contract or agreement on the date hereof, such contract or agreement would be required to be disclosed pursuant to Section 4.18 hereof;

               (b) take any action, or enter into or authorize any contract or transaction other than in the ordinary course of business and consistent with past practice;

               (c) sell, transfer, convey, assign or otherwise dispose of any of its assets or properties, except sales of inventory in the ordinary course of business consistent with past practice;

               (d) waive, release or cancel any claims against third parties or debts owing to it, or any rights which have any value in an amount greater than $100,000;

               (e) make any changes in its accounting systems, policies, principles or practices, other than as may be required by reason of changes in GAAP or rules and regulations of the SEC pertaining to accounting principles or practices;

               (f) except as otherwise provided under subsection (j) of this
Section 6.3, authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, convertible or exchangeable securities, commitments, subscriptions, rights to purchase or otherwise) any shares of its capital stock or any other securities, or amend any of the terms of any such securities;

               (g) other than distributions by the Company to its shareholders in accordance with past practice, split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or redeem or otherwise acquire any of its securities;

               (h) make any borrowings, incur any debt (other than trade payables in the ordinary course of business) or assume, guarantee, endorse or otherwise become liable (whether directly, contingently or otherwise) for the obligations of any other Person or make any unscheduled payment or repayment of principal in respect of any Long Term Debt. "Long Term Debt" shall mean the aggregate original principal amount (less any cash repayments of principal previously made) of, and any and all accrued interest on, all indebtedness with respect to borrowed money and all other obligations (or series of related obligations) to pay money with respect to extensions of credit, including capitalized lease and deferred compensation obligations, except indebtedness or obligations for which all installments are payable within six months from the date of the advancement of funds or extension of credit. The term "Long Term Debt" shall include any amount listed or to be listed as a current liability on financial statements which reflects the current portion or final installments of obligations originally reflected as noncurrent liabilities;

               (i) make any new loans, advances or capital contributions to, or new investments in, any other Person, other than in the form of advances and loans to and from subsidiaries existing at the Effective Date and in the normal course of business;

               (j) issue any shares of stock or grant any option or right to acquire any shares of stock, enter into, adopt, amend or terminate any bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any director, officer or employee, or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any existing plan or arrangement or enter into any contract, agreement, commitment or arrangement to do any of the foregoing, other than (i) the issuance of shares of stock upon the exercise of stock options outstanding prior to the effectiveness of this Agreement (ii) the granting of stock options to newly hired employees after the date of this Agreement in amounts consistent, on an as-converted basis, based on the Exchange Ratio, with the Parent Corporation's compensation guidelines, and on terms and conditions consistent with the Parent Stock Option Plan and the related standard Parent Corporation stock option agreement (which vest ratably on a monthly basis over a four (4) year period, with no vesting until the first anniversary date of the commencement of full-time employment, and no acceleration of vesting upon the Closing or any a change of control), (iii) issuance of shares under the Employee Stock Purchase Plan of the Company, and (iv) changes in compensation planned and executed as a part of the annual salary review policy in the normal course of business;

               (k) except for capital expenditures contemplated by (l) below, acquire, lease or encumber any assets outside the ordinary course of business or any assets which are material;

               (l) authorize or make any capital expenditures which individually or in the aggregate are in excess of $500,000 per quarter;

               (m) make any Tax election or settle or compromise any federal, state, local or foreign income Tax liability, or waive or extend the statute of limitations in respect of any such Taxes other than in the ordinary course of business and consistent with past practice or incident to the filing for extensions for Tax Returns;

               (n) pay or agree to pay any amount in settlement or compromise of any suits or claims of liability in an amount more than $100,000; or

               (o) terminate, modify, amend or otherwise alter or change any of the terms or provisions of any contract, or pay any amount not required by law or by any contract in an amount more than $100,000, other than modifications to purchase orders done in the ordinary course of business and not exceeding $300,000.

        Section 6.4 Parent Corporation Conduct of Business Pending Effective Time. From the date of this Agreement until the Closing Date, the Parent Corporation and each Parent Corporation Subsidiary shall use reasonable commercial efforts to (a) preserve intact its respective business organization,
(b) preserve the good will and advantageous relationships with customers, suppliers, independent contractors, employees and other Persons material to the operation of its business, and (c) not permit any action or omission which would cause any of the representations or warranties contained herein to become inaccurate or any of the covenants to be breached. Without limiting the generality of the foregoing, or as may reasonably be required in order to effectuate the transactions described in Section 6.7 prior to the Closing, neither the Parent Corporation nor any Parent Corporation Subsidiary, shall, without the prior written consent of the Parent Corporation:

               (a) sell, transfer, convey, assign or otherwise dispose of any of its material assets or properties, except sales of inventory in the ordinary course of business consistent with past practice;

               (b) waive, release or cancel any claims against third parties or debts owing to it, or any rights which have any value in an amount greater than $5,000,000;

               (c) make any changes in its accounting systems, policies, principles or practices, other than as may be required by reason of changes in GAAP or rules and regulations of the SEC pertaining to accounting principles or practices;

               (d) other than distributions by the Parent Corporation to its stockholders in accordance with past practice, split, combine, or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any of its securities;

               (e) authorize or make any capital expenditures which individually or in the aggregate are in excess of $25,000,000;

               (f) make any Tax election or settle or compromise any federal, state, local or foreign income Tax liability, or waive or extend the statute of limitations in respect of any such Taxes other than in the ordinary course of business and consistent with past practice or incident to the filing for extensions for Tax Reports; or

               (g) pay or agree to pay any amount in settlement or compromise of any suits or claims of liability in an amount more than $10,000,000.

        Section 6.5 Proxy Materials and Shareholder Approval. As soon as practicable after the date hereof, the Parent Corporation, the Company and the Acquisition Corporation will prepare and file the Joint Proxy Statement that will be included in the Registration Statement containing (i) the Joint Proxy Statement relating to the Company Proposal and the Parent Corporation Proposal to be presented at the Company Shareholders meeting and the Parent

Corporation Stockholders meetings, respectively and (ii) a prospectus relating to the Share Issuance to be conducted in connection with the Merger, and each of the Parent Corporation, the Company and the Acquisition Corporation shall use all reasonable efforts to have the Registration Statement declared effective as promptly as practicable. The Company will convene the Company Shareholders Meeting as promptly as practicable after the Registration Statement is declared effective to consider and vote upon the adoption and approval of the Company Proposal. The Parent Corporation will convene the Parent Corporation Stockholders Meeting as promptly as practicable after the Registration Statement is declared effective to consider and vote upon the adoption and approval of the Parent Corporation Proposal. Subject to fiduciary obligations under applicable law, and, in the case of the Company, subject to the further provisions of
Section 6.10 (b), the Boards of Directors of the Company and the Parent Corporation shall recommend to their respective shareholders the approval of the Company Proposal and the Parent Corporation Proposal, respectively. The Registration Statement and the Joint Proxy Statement will comply as to form in all material respects with all applicable laws, including the Securities Act and the Securities Exchange Act.

        Section 6.6   Intentionally Omitted.

        Section 6.7 Consents and Approvals. Each of the parties hereto shall use reasonable commercial efforts to obtain all consents, approvals, certificates and other documents required in connection with, and to have removed any impediments to, the performance by it of this Agreement, the Steag Agreement and the consummation of the transactions contemplated hereby. Each of the parties hereto shall make all filings, applications, statements and reports to all Governmental Authorities and other Persons which are required to be made prior to the Closing Date pursuant to any applicable law or contract in connection with this Agreement and the transactions contemplated hereby.

        Section 6.8 Periodic Reports. Until the Effective Time, each of the Company and the Parent Corporation will, subject to the requirements of applicable laws, furnish to the other party all filings to be made with the SEC and all materials to be mailed to its respective shareholders or stockholders and will solicit comments with respect thereto from the other party, in each case at least 48 hours prior to the time of such filings and the time of such mailings, unless otherwise required by law, in which case the Company and the Parent Corporation will afford the other party such opportunities for comment as is reasonable and practicable under the circumstances.

        Section 6.9 Publicity. Prior to issuing any public announcement or statement with respect to the transactions contemplated by this Agreement or the Steag Agreement and prior to making any filing with any Federal or state Governmental Entity or with any securities exchange with respect thereto, the Parent Corporation and the Company will consult with each other and will allow each other a reasonable opportunity to review the contents of any such public announcement or statement and any such filing, unless otherwise required by law, in which case the Company will afford the Parent Corporation such opportunities for comment as is reasonable and practicable under the circumstances. The Parent Corporation and the Company each agree to furnish to the other copies of all other public announcements they may make concerning their respective business and operations promptly after such public announcements are made.

        Section 6.10  Acquisition Proposals.

               (a) Without limitation on any of the Company's other obligations under this Agreement (including under Article V hereof), the Company agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall use its reasonable commercial efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, (i) initiate, solicit, encourage or knowingly facilitate any inquiries or the making of any Acquisition Proposal (as defined in Exhibit A hereto), (ii) provide any nonpublic information or data to any Person relating to or in response to an Acquisition Proposal or any inquiry or indication of interest that could lead to an Acquisition Proposal, or engage in any discussions or negotiations with any Person with respect to an Acquisition Proposal, or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal, (iii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Acquisition Proposal or (iv) approve, endorse or recommend, or propose to approve, endorse or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement or propose publicly or agree to do any of the foregoing related to any Acquisition Proposal.

               (b) Notwithstanding anything in this Agreement to the contrary, this Section 6.10 shall not prohibit the Company or its Board of Directors (i) to the extent applicable, from complying with Rule 14e-2 and Rule 14d-9 promulgated under the Securities Exchange Act with regard to an Acquisition Proposal, (ii) from effecting a change in the Company Board Recommendation or
(iii) from engaging in any discussions or negotiations with, or providing any nonpublic information to, any Person in response to an unsolicited bona fide written Acquisition Proposal by any such Person, if and only to the extent that,
(A) in any such case referred to in Clause (ii) or (iii) above, neither the Company nor any representative of the Company shall have violated any of the restrictions of this Section 6.10, (B) in any such case referred to in clause
(ii) or (iii), its meeting of shareholders shall not have occurred, (C) in the case of clause (ii) or (iii) above, it has received an unsolicited bona fide written Acquisition Proposal from a third party (which has not been withdrawn) and its Board of Directors concludes in good faith that such Acquisition Proposal constitutes a Superior Proposal (as defined below), (D) in the case of clause (ii) or (iii) above, its Board of Directors, after consultation with outside counsel, determines in good faith that such action is required in order for the Board of Directors to comply with its fiduciary duties under applicable law, (E) prior to providing any information or data to any Person in connection with an Acquisition Proposal by any such Person, its Board of Directors receives from such Person an executed confidentiality agreement having provisions that are customary in such agreements, as advised by counsel, and no less restrictive than the comparable provisions contained in the confidentiality agreement between the Company and the Parent Corporation, and at least two business days prior to furnishing any such nonpublic information to such person, the Company furnishes such nonpublic information to the Parent Corporation (to the extent not furnished previously), and (F) at least two business days prior to providing any information or data to any Person or entering into discussions or negotiations with any Person, the Company notifies the Parent Corporation of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with, such Person or any of its representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any inquiries, proposals or offers. The Company agrees that it will promptly keep the Parent Corporation informed of the status and terms of any such proposals or offers and the status and terms of any such discussions or negotiations. The Company agrees that it will, and will cause its officers, directors and representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations existing as of the date of this Agreement with any parties with respect to any Acquisition Proposal. The Company agrees that it will use reasonable commercial efforts to promptly inform its directors, officers, key employees, agents and representatives of the obligations undertaken in this section. Without limiting the generality of the foregoing, the Company acknowledges and agrees that any violation of any of the restrictions set forth in this Section 6.10 by any representative of the Company or any of its Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X of the SEC), whether or not such representative is purporting to act on behalf of the Company or any of its Significant Subsidiaries, shall be deemed to constitute a breach of this Section 6.10 by the Company. Nothing in this section shall (1) permit the Company to terminate this Agreement (except as specifically provided in Article VIII hereof) or (2) affect any other obligation of the Company under this Agreement. The Company shall not submit to the vote of its shareholders any Acquisition Proposal (other than the Merger).

        Section 6.11 No Breach, Etc. No party shall, nor shall any party permit any of its subsidiaries to, willfully take any action that would or is reasonably likely to result in a material breach of any provision of this Agreement, the Steag Agreement or in any of its representations and warranties set forth in this Agreement being untrue on and as of the Closing Date.

        Section 6.12 Blue Sky Approvals. The Parent Corporation and the Company will obtain, prior to the effective date of the Registration Statement, all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement and the Merger.

        Section 6.13  Indemnification by the Surviving Corporation.

               (a) Assuming consummation of the Merger, commencing as of the Effective Time, the Surviving Corporation shall (i) indemnify, defend and hold harmless each person who is, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, an officer or director of the Company against all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) in connection with any claim, action, suit, proceeding or investigation to the extent based on or arising out of the fact that such person is or was a director, officer or employee of the Company ("Indemnified Liabilities"), pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time and
(ii) indemnify, defend and hold harmless each person who is, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, an officer, director or employee of the Company (the "Indemnified Parties") against all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the full extent a corporation is permitted under the laws of its state of incorporation to indemnify its own directors, officers or employees, as the case may be (and the Surviving Corporation will pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law), except for a claim arising or based upon the gross negligence or willful misconduct of the Indemnified Party. Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Party (whether arising before or after the Effective Time), (i) the Indemnified Party may retain counsel satisfactory to it and the Surviving Corporation, (ii) the Surviving Corporation will pay all reasonable fees and expenses of such counsel for the Indemnified Party promptly as statements therefor are received, and (iii) the Surviving Corporation will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that the Surviving Corporation shall not be liable for any settlement of any claim effected without its prior written consent, which consent shall not be unreasonably withheld, and if more than one Indemnified Party is subject to a claim giving rise to Indemnification hereunder, the Indemnified Parties as a group may retain one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct (as determined by counsel to the Indemnified Parties), a conflict on any significant issue between the positions of any two or more Indemnified Parties, in which event, such additional counsel as may be required may be retained by the Indemnified Parties at the Surviving Corporation's expense. Any Indemnified Party wishing to claim indemnification under this
Section 6.13, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Surviving Corporation (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 6.13, except to the extent such failure prejudices such party), and shall, to the extent required by laws of the indemnifying party's state of incorporation, deliver to the Surviving Corporation any undertaking required prior to payment of expenses in advance of final disposition.

               (b) All rights to indemnification now existing in favor of any of the current or former directors, officers and employees of the Company, whether arising under the Company's Articles of Incorporation or By-Laws, by law, or under indemnification agreements between the Company and any such person, in each case as of the date of this Agreement, shall survive the Merger and the Surviving Corporation shall cause all such rights to indemnification to continue in full force and effect from and after consummation of the Merger in accordance with their terms, as such terms exist on the date hereof.

               (c) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provisions shall be made so that the successors and assigns of the Parent Corporation shall assume the obligations set forth in paragraph (a) and (b) above.

               (d) The Certificate of Incorporation and By-Laws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification of officers, directors and employees than are set forth in the current Articles of Incorporation and By-Laws of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time, unless such modification is required by law.

               (e) For six years after the Effective Time, to the extent reasonably obtainable, the Surviving Corporation shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company (provided that the Surviving Corporation may substitute therefor policies having at least comparable coverage containing terms that are no less advantageous, except to a de minimus extent) with respect to matters occurring prior to the Effective Time to the extent such liability insurance can be maintained at a cost for officers and directors of the Company and Company Subsidiaries not greater than 1.5 times the current amount paid by the Company annually for its existing coverage (the "Cap"); provided that if comparable coverage cannot be obtained, or can be obtained only by paying an annual premium in excess of the Cap, the Surviving Corporation shall only be required to obtain as much coverage as can be obtained by paying an annual premium equal to the Cap.

               (f) The Surviving Corporation shall pay all expenses, including reasonable attorneys' fees, that may be incurred by any indemnified party in enforcing the indemnity and other obligations provided for in this Section 6.13.

        Section 6.14 Certain Employee Agreements. Subject to Section 6.15 hereof, the Surviving Corporation shall honor, without modification, all contracts, agreements, collective bargaining agreements and commitments of the parties prior to the date hereof which apply to any current or former employee or current or former director of the Company; provided, however, that the foregoing shall not prevent the Surviving Corporation or its Subsidiaries from enforcing such contracts, agreements, collective bargaining agreements and commitments in accordance with their terms, including, without limitation, any reserved right to amend, modify, suspend, revoke or terminate any such contract, agreement, collective bargaining agreement or commitment.

        Section 6.15  Employee Benefit Plans.

               (a) Each individual employed by the Company or any Company Subsidiary immediately before the Effective Time who (i) remains employed by the Surviving Corporation, Parent Corporation or any of its Subsidiaries and (ii) is not covered by a collective bargaining agreement (each such individual, a "Continuing Employee"), shall be provided with credit, for all purposes other than benefit accrual, under the employee benefit plans of the Surviving Corporation, Parent Corporation or any of its Subsidiaries providing benefits after the Effective Time to Continuing Employees, for his or her years of service with the Company and Company Subsidiaries, as the case may be, before the Effective Time, to the same extent as such Continuing Employee was entitled, before the Effective Time, to credit for such service under any comparable plans, maintained by the Company or Company Subsidiaries, except to the extent such credit would result in a duplication of benefits. In addition, and without limiting the generality of the foregoing, (i) each Continuing Employee shall be immediately eligible to participate, without any waiting time, in any and all employee benefit plans sponsored by Surviving Corporation, Parent Corporation or any of its Subsidiaries for the benefit of Continuing Employees (such plans, collectively, the "New Plans") to the extent coverage under such New Plan replaces coverage under a comparable Plan in which such Continuing Employee participated immediately before the Effective Time (such plans, collectively, the "Old Plans") and to roll over any amounts held under any Old Plan into the respective New Plan in accordance with applicable law and the applicable New Plan and Old Plan; and (ii) for purposes of each New

Plan providing medical, dental, pharmaceutical and/or vision benefits to any Continuing Employee, the Surviving Corporation, Parent Corporation or any of its Subsidiaries shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents, and the Surviving Corporation, Parent Corporation or any of its Subsidiaries shall cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such employee's participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan. Notwithstanding the foregoing, a Continuing Employee's service with the Company and Company Subsidiaries, as the case may be before the Effective Time, shall not be considered for purposes of eligibility to participate in the Parent Corporation's sabbatical plan.

               (b) In lieu of any severance benefits to which any Company or Company Subsidiary employee who shall become a Continuing Employee was entitled (not including Roger Carolin, Christopher McConnell or Lorin J. Randall), each such Continuing Employee shall be entitled to the following severance benefits, as applicable, provided, however that such Continuing Employee's employment is involuntarily terminated by the Surviving Corporation, Parent Corporation or any of its Subsidiaries without "cause," (as that term is defined below) prior to the expiration of four (4) months after the Effective Time.

                      (i) Four weeks salary (which shall be calculated as the Continuing Employee's final base salary rate, excluding any expected bonuses and the value of any stock options or other employee benefits) continuation, plus two weeks salary continuation for each completed year of service with the Company or any Company Subsidiary before the Effective Time (each a "Year of Service"); and

                      (ii) continuation of medical benefits comparable to those received by ongoing employees of the Surviving Corporation, Parent Corporation or any of its Subsidiaries for three (3) months following termination, if the Continuing Employee has less than one (1) Year of Service; six (6) months following termination, if the Continuing Employee has completed more than one
(1) but less than fifteen (15) Years of Service; or nine (9) months following termination, if the Continuing Employee has completed at least fifteen (15) Years of Service; it is provided, however, that if the insurance carriers for the medical benefit plans of the Surviving Corporation, Parent Corporation or any of its Subsidiaries, as the case may be, will not permit such terminated Continuing Employee to receive benefits under such plans except under the applicable health care continuation and notice provisions of COBRA, then the COBRA premiums of such employee will be paid by the Surviving Corporation for the time period based on such employee's Years of Service, as described in the preceding clause; and

                      (iii) payment of salary for the number of weeks of vacation that accrued but was unused during Continuing Employee's Years of Service and that remained unused at the time of termination of employment.

A Continuing Employee who resigns from his or her employment shall not be entitled to any benefits pursuant to this section, regardless of such Continuing Employee's purported reason for resignation.

For purposes of this section, a termination with "cause" occurs if an employee is terminated for any of the following reasons: (i) theft, dishonesty or falsification of any employment or any records of the Surviving Corporation, Parent Corporation or any of its Subsidiaries (ii) conviction of a felony or any act involving moral turpitude; (iii) insubordination or gross misconduct; (iv) improper disclosure of the confidential or proprietary information of the Surviving Corporation, Parent Corporation or any of its Subsidiaries or (v) any intentional act that has a material detrimental effect on the business or reputation of the Surviving Corporation, Parent Corporation or any of its Subsidiaries.

Further, for purposes this section, a Continuing Employee will not be considered to have incurred an involuntary termination of employment if such employee is employed by the Surviving Corporation and then becomes an employee of or is transferred to the Parent Corporation (or vice versa) prior to the expiration of four (4) months after the Effective Time.

Notwithstanding subsections (b)(i), (ii) and (iii), if such Continuing Employee is entitled contractually or by law to any severance benefit not listed in subsections (b)(i), (ii) and (iii) above (each an "Additional Benefit"), or entitled to any severance benefit at a higher level than that specified in subsection (b)(i), (ii) and (iii) above, such Continuing Employee shall be entitled to receive those benefits provided in subsections (b)(i), (ii) and
(iii), in addition to any Additional Benefits and any incremental increase over the benefit levels provided for in subsections (b)(i), (ii) and (iii) to which such Continuing Employee is entitled by contract or by law.

               (c) The Company and Company Subsidiaries, as applicable, each agrees to terminate their 401(k) plans immediately prior to Closing, unless the Parent Corporation, in its sole and absolute discretion, agrees to sponsor and maintain such plans by providing the Company with written notice of such election at least three (3) days before the Effective Time. Unless the Parent Corporation provides such contrary notice to the Company, the Parent Corporation shall receive from the Company evidence that the 401(k) plans of the Company and each Company Subsidiary, as applicable, have been terminated pursuant to resolutions of each such entity's Board of Directors (the form and substance of which resolutions shall be subject to review and approval of the Parent Corporation), effective as of the day immediately preceding the Closing Date.

        Section 6.16 Actions Regarding Antitakeover Statutes. If any fair price, moratorium, control share acquisition or other form of antitakeover statute, rule or regulation is or becomes applicable to the transactions contemplated by this Agreement, the Board of Directors of each of the Company and the Parent Corporation will grant such approvals and take such other actions as may be required so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms and conditions set forth in this Agreement. Without limiting the foregoing, the Company (i) will take such action as may be required so that Subchapter F of Chapter 25 of the Pennsylvania Act shall not prohibit any transaction contemplated by this Agreement and (ii) will take such action as may be required under Section 2538(b) so that Section 2538 of the Pennsylvania Act shall not apply to any transaction contemplated by this Agreement.

        Section 6.17 Defense of Orders and Injunctions. In the event any party becomes subject to any order or injunction of a court of competent jurisdiction which prohibits the consummation of the transactions contemplated by this Agreement, each party will use its reasonable commercial efforts to overturn or lift such order or injunction. The foregoing will not be deemed to require any party to enter into any agreement, consent decree or other commitment requiring it or any of its Subsidiaries to divest or hold separate any assets or to take any other action that would have a Company Material Adverse Effect or Parent Corporation Material Adverse Effect, as the case may be, on such party.

        Section 6.18  Preservation of Tax Treatment.

               (a) From and after the date of this Agreement (a) the Parent Corporation and the Company and their respective Subsidiaries will use their reasonable commercial efforts to cause the Merger to constitute a reorganization within the meaning of Section 368(a) of the Code and (b) neither the Parent Corporation nor the Company, nor any of their respective Subsidiaries, will knowingly take or omit to take any action that would prevent the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code.

               (b) The Parent Corporation has no plan or intention to cause the Company to issue additional shares of stock of the Company on or after the Closing that would result in the Parent Corporation losing "control" of the Company within the meaning of Section 368(c) of the Code. Following the Closing, the Parent Corporation will either continue at least one significant historic line of business of the Company or use a significant portion of the Company's historic business assets in a business. For purposes of this representation, the Parent Corporation will be treated (i) as holding all of the businesses and assets of all of the members of the "qualified group" and (ii) as conducting the business of a partnership if members of the "qualified group" own (in the aggregate) more than a thirty three and one-third percentage (33-1/3%) interest in the capital and general profits and losses of the partnership or own more than a twenty percent (20%) interest in the capital and general profits and losses of the partnership and have active and substantial management functions as a partner with respect to the business of the partnership. The "qualified group" is one or more chains of corporations conducted through stock ownership with the Parent Corporation, but only if the Parent Corporation owns directly an amount of stock meeting the control requirements of Section 368(c) of the Code in at least one of the corporations and stock meeting the control requirements of Section 368(c) of the Code in each of the corporations (except the Parent Corporation) is owned directly by one of the other corporations. Except for transfers of stock and assets described in Treas. Reg. Section 1.368-2(k)(2) and dispositions of assets in the ordinary course of business, the Parent Corporation has no plan or intention to liquidate the Company; merge the Company with or into another corporation; sell, distribute or otherwise dispose of the stock of the Company; or cause the Company to sell or otherwise dispose of any of its assets or any of the assets acquired from the Acquisition Corporation.

               (c) Except for the payment of cash in lieu of the issuance of fractional shares provided in Section 3.2(c) of this Agreement, for purchases of shares of the Parent Corporation on the open market as part of any current or future general stock repurchase program of the Parent Corporation and repurchases in the ordinary course of business of unvested shares, if any, acquired from terminating employees, neither the Parent Corporation nor any corporation related



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

to the Parent Corporation (as defined in Section 1.368-1(e)(3) of the Treasury Regulations) shall redeem or otherwise reacquire, in connection with the Merger, any of the shares of Parent Common Stock issued in the Merger for consideration other than shares of the Parent Corporation.

               (d) The Parent Corporation, the Acquisition Corporation and the Company shall treat the Merger in all relevant federal, state and local tax returns as a reorganization described in Section 368(a) of the Code (or as similarly described under analogous provisions of state or local law). This covenant shall survive with respect to any such return until the expiration of the applicable statute of limitations on assessment of tax for the fiscal period covered by said return.

        Section 6.19 Accountants' Comfort Letters. Each party will use its reasonable commercial efforts to cause to be delivered to the other party two letters from its independent public accountants, one dated a date within two business days before the date on which the Registration Statement becomes effective and one dated the Closing Date, in form and substance reasonably satisfactory to the recipient and customary in scope and substance for comfort letters delivered by independent accountants in connection with registration statements similar to the Registration Statement.

        Section 6.20 NASDAQ Listing. The Parent Corporation will use its reasonable commercial efforts to cause the Parent Common Stock issuable in the Merger or otherwise pursuant to the terms of this Agreement to be approved for listing on NASDAQ, subject to official notice of issuance, as promptly as practicable after the date of this Agreement and in any event prior to the Closing Date.

        Section 6.21 Directors. The Parent Corporation shall cause a nominee designated by the Company to be appointed to the Board of Directors of the Parent Corporation, effective as of the Effective Time, to hold office in accordance with the Certificate of Incorporation and By-Laws of the Parent Corporation. If the nominee designated by the Company is unable to serve at the Effective Time, then the Company shall designate such person's successor.


                                    ARTICLE 7

                  CONDITIONS TO THE CONSUMMATION OF THE MERGER

        Section 7.1 Conditions to Each Party's Obligation to Consummate the Merger. The respective obligations of each party to consummate the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, except that, to the extent permitted by applicable law, such conditions may be waived in writing pursuant to Section 9.5 hereof by the joint action of the parties hereto; provided, however, that the condition specified in
Section 7.1(f) may be waived only by a written instrument executed by the parties hereto and by Steag:

               (a) Shareholder Approval. The shareholders of the Company shall have approved the Company Proposals and the stockholders of the Parent Corporation shall have approved the Parent Corporation Proposals in accordance with their respective Articles of Incorporation or Certificate of Incorporation, as applicable, and By-laws, applicable state corporate laws and the rules and listing requirements of NASDAQ and in accordance with this Agreement.

               (b) No Injunction. No temporary restraining order or permanent injunction or other order by any federal or state court preventing consummation of the Merger shall have been issued and be continuing in effect, and the Merger and the other transactions contemplated hereby shall not have been prohibited under any applicable federal or state law or regulation.

               (c) Regulatory Approvals. All consents of and filings (including modifications thereto) with all Governmental Entities required for consummation of the Merger have been obtained, other than consents, filings, registration or notice requirements which, if not obtained, made or complied with would not, in the reasonable judgment of the Parent Corporation, or so far as may reasonably be foreseen, is not likely to have, (i) a Company Material Adverse Effect, considering the Company and Company Subsidiaries separately, (ii) a Parent Corporation Material Adverse Effect, considering the Parent Corporation and Parent Corporation Subsidiaries separately or (iii) a material adverse effect on the Acquisition Corporation.

               (d) Registration Statement. The Registration Statement shall have been declared effective under the Securities Act, no stop order suspending the effectiveness of the Registration Statement shall have been issued, no action, suit or proceeding or investigation by the SEC to suspend the effectiveness of the Registration Statement shall have been initiated and be continuing and all necessary approvals under state securities laws or the Securities Act or the Securities Exchange Act relating to the issuance or trading of the shares of Parent Common Stock issuable pursuant to the Merger shall have been received.

               (e) NASDAQ Listing. The shares of Parent Common Stock issuable pursuant to the Merger, upon the exercise of the Company Stock Options assumed by the Parent Corporation pursuant to Section 1.8 shall have been approved for listing by NASDAQ upon official notice of issuance.

               (f) Closing of Steag Combination. The closing of the Steag Combination shall occur concurrently with the Closing.

        Section 7.2 Conditions to Obligations of Parent Corporation and the Acquisition Corporation to Consummate the Merger. The obligations of the Parent Corporation and the Acquisition Corporation to consummate the Merger shall be further subject to the satisfaction, on the Closing Date, of the following conditions, except as may be waived by the Parent Corporation in writing pursuant to Section 9.5 hereof:

               (a) Compliance With Agreements and Covenants. The Company shall have performed and complied with all of its covenants, obligations and agreements contained in this Agreement to be performed and complied with by the Company on or prior to the Closing Date.

               (b) Warranties True as of Both Present Date and Closing Date. The representations and warranties of the Company contained herein shall be true and correct in all material respects on and as of the date of this Agreement, and shall also be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

               (c) Closing Certificate. The Parent Corporation shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Date, to the effect that, to the knowledge of such officers after due inquiry, as of the Closing Date, the conditions applicable to the Company set forth in Section 7.2(a) and 7.2(b) have been satisfied.

               (d) Consents and Approvals. The Parent Corporation shall have received written evidence reasonably satisfactory to it that all consents and approvals required for the consummation of the transactions contemplated hereby have been obtained, and all required filings have been made, including (without limitation) those set forth on Schedule 4.3. All applicable waiting periods under the HSR Act shall have been terminated or shall have expired.

               (e) No Company Material Adverse Effect. No Company Material Adverse Effect shall have occurred and no event shall have occurred which, in the reasonable judgment of the Parent Corporation, is reasonably likely to have a Company Material Adverse Effect.

               (f) The Company Dissenting Shares. The Company Dissenting Shares, if any, shall represent no more than 5% of the total number of shares of the Company Common Stock issued and outstanding immediately prior to the Closing Date.

               (g) Actions or Proceedings. No action or proceeding by any Governmental Authority or other Person shall have been instituted or threatened which is reasonably likely to have a Company Material Adverse Effect, or could enjoin, restrain or prohibit any integration of any operations of the Company with those of the Parent Corporation or Parent Corporation's Subsidiaries.

               (h) Subsidiary Director and Officer Resignations. The Parent Corporation and the Acquisition Corporation shall have received the written resignations of the officers and directors of all of the Company Subsidiaries.

               (i) Other Closing Documents. The Parent Corporation shall have received the executed Articles of Merger and such other agreements and instruments as the Parent Corporation shall reasonably request, in each case in form and substance reasonably satisfactory to the Parent Corporation.

        Section 7.3 Conditions to Obligations of the Company to Consummate the Merger. The obligations of the Company to consummate the Merger under this Agreement shall be further subject to the satisfaction, on or before the Closing Date, of the following conditions except as may be waived by the Company in writing pursuant to Section 9.5 hereof:

               (a) Compliance with Agreements and Covenants. The Parent Corporation and the Acquisition Corporation shall have performed and complied with all of their covenants, obligations and agreements contained in this Agreement, to be performed and complied with by them on or prior to the Closing Date.

               (b) Warranties True as of Both Present Date and Closing Date. The representations and warranties of the Parent Corporation and the Acquisition Corporation contained herein shall be true and correct in all material respects on and as of the date of this Agreement, and shall also be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made by the Parent Corporation and the Acquisition Corporation on and as of the Closing Date.

               (c) Closing Certificate. The Company shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of the Parent Corporation, dated the Closing Date, to the effect that, to the knowledge of such officer after due inquiry, as of the Closing Date, the conditions applicable to the Parent Corporation set forth in Section 7.3(a) and 7.3(b) have been satisfied.

               (d) Consents and Approvals. The Company shall have received written evidence reasonably satisfactory to it that all consents and approvals required for the consummation of the transactions contemplated hereby have been obtained, and all required filings have been made, including (without limitation), those set forth on Schedule 5.3(b) hereto. All applicable waiting periods under the HSR Act shall have been terminated or shall have expired.

               (e) Tax Opinion. The Company shall have received a written opinion from Ballard Spahr Andrews & Ingersoll LLP, counsel to the Company, to the effect that the Merger will be a reorganization under Section 368(a) of the Code and that the Company and its shareholders who exchange their shares solely for shares of Parent Common Stock will recognize no gain or loss for federal income tax purposes as a result of the consummation of the Merger. In rendering such opinion, such counsel shall be entitled to rely upon representations of officers of the Parent Corporation, the Acquisition Corporation and the Company reasonably satisfactory in form and substance to such counsel contained in certificates of officers of the Parent Corporation, the Acquisition Corporation and the Company (which certificates the Parent Corporation, the Acquisition Corporation and the Company shall use their best efforts to make available to counsel).

               (f) No Parent Corporation Material Adverse Effect. No Parent Corporation Material Adverse Effect shall have occurred and no event shall have occurred which, in the reasonable judgment of the Parent Corporation, is reasonably likely to have a Parent Corporation Material Adverse Effect.

               (g) Actions or Proceedings. No action or proceeding by any Governmental Authority or other Person shall instituted or threatened which is reasonably likely to have a Parent Corporation Material Adverse Effect, or could enjoin, restrain or prohibit any integration of any operations of the Parent Corporation with those of the Company or Company Subsidiaries.

               (h) Other Closing Documents. Company shall have received the executed Articles of Merger and Certificate of Merger and such other agreements and instruments as Company shall reasonably request, in each case in form and substance reasonably satisfactory to

Company.


                                    ARTICLE 8

                        TERMINATION, AMENDMENT AND WAIVER

        Section 8.1 Optional Termination. This Agreement may be terminated at any time prior to the Effective Time by action taken or authorized by the Board of Directors of the terminating party or parties and, except as provided below, whether before or after approval of the matters presented in connection with the Merger by the shareholders of the Company or the stockholders of the Parent
Corporation:

               (a) By mutual written consent of the Company, the Parent Corporation and Steag;

               (b) By either the Parent Corporation or the Company, if the Effective Time shall not have occurred on or before February 28, 2001 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

               (c) By either the Parent Corporation or the Company, if any Governmental Entity (i) shall have issued an order, decree or ruling or taken any other action (which the parties shall have used their reasonable commercial efforts to resist, resolve or lift, as applicable, in accordance with Section 6.7) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable or (ii) shall have failed to issue an order, decree or ruling or to take any other action, and such denial of a request to issue such order, decree, ruling or take such other action shall have become final and nonappealable (which order, decree, ruling or other action the parties shall have used their reasonable commercial efforts to obtain, in accordance with Section 6.7), in the case of each of (i) and (ii) which is necessary to fulfill the conditions set forth in Article 7, as applicable; provided, however, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to any party whose failure to use their reasonable commercial efforts has been the cause of such action or inaction;

               (d) By either the Parent Corporation or the Company, if the approvals of the shareholders of the Company or the stockholders of the Parent Corporation contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or shareholders (including any adjournment or postponement thereof) at which the vote was taken; provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(d) if the failure to obtain such approval is attributable to a failure on the part of such party to perform any material obligation required to be performed by such party;

               (e) By the Company, if the Parent Corporation shall have (i) failed to recommend the issuance of the Parent Common Stock in the Merger and the approval of the Parent Corporation Proposals to its stockholders or withdrawn or modified the Parent Corporation Board Recommendation in a manner adverse to the Company (or resolved to take any such action), whether or not permitted by the terms hereof or (ii) materially breached its obligations under this Agreement by reason of a failure to call the Parent Corporation Stockholders Meeting in accordance with this Agreement or a failure to prepare and mail to its stockholders the Joint Proxy Statement as required hereunder;

               (f) By the Parent Corporation (at any time prior to the adoption of this Agreement by the Company shareholders) (i) if a Company Triggering Event (as defined in Exhibit A hereto) shall have occurred or (ii) the Company materially breaches its obligations under this Agreement by reason of a failure to call the Company Shareholders Meeting in accordance with this Agreement or failure to prepare and mail its shareholders the Joint Proxy Statement as required hereunder;

               (g) By the Parent Corporation if (i) any of the Company's representations and warranties shall have been inaccurate as of the date of this Agreement or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 7.2(b) would not be satisfied or (ii) any of the Company's covenants contained in this Agreement shall have been breached such that the condition set forth in Section 7.2(a) would not be satisfied; provided, however, that if an inaccuracy in the Company's representations and warranties arising as of a date subsequent to this Agreement is curable by the Company by the Termination Date and the Company is continuing to exercise all reasonable efforts to cure such inaccuracy, then the Parent Corporation may not terminate this Agreement under this Section 8.1(g) on account of such inaccuracy;

               (h) By the Company if (i) any of the Parent Corporation's representations and warranties shall have been inaccurate as of the date of this Agreement or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 7.3(b) would not be satisfied or (ii) if any of the Parent Corporation's covenants contained in this Agreement shall have been breached such that the condition set forth in Section 7.3(a) would not be satisfied; provided, however, that if an inaccuracy in the Parent Corporation's representations and warranties arising as of a date subsequent to this Agreement is curable by the Parent Corporation by the Termination Date and the Parent Corporation is continuing to exercise all reasonable efforts to cure such inaccuracy, then the Company may not terminate this Agreement under this Section 8.1(h) on account of such inaccuracy;

               (i) By the Parent Corporation if, since the date of this Agreement, there shall have occurred any Company Material Adverse Effect, or there shall have occurred any event or circumstance that, in combination with any other events or circumstances, could reasonably be expected to have a Company Material Adverse Effect; or

               (j) By the Company if, since the date of this Agreement, there shall have occurred any Parent Corporation Material Adverse Effect, or there shall have occurred any event or circumstance that, in combination with any other events or circumstances, could reasonably be expected to have a Parent Corporation Material Adverse Effect.

               (k) In the event of termination of this Agreement and abandonment of the Merger pursuant to this Article 8, no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement, except as provided in Section 8.3 hereof and except that (i) nothing herein will relieve any party from liability for any willful breach of this Agreement and (ii) the agreements contained in Sections
9.15 and 9.16 hereof shall survive.

        Section 8.2 Automatic Termination. Upon the termination for any reason of the Steag Agreement prior to the consummation of the Merger, this Agreement shall automatically terminate without any further action on the part of either party.

        Section 8.3   Effect of Termination.

               (a) If (A) (I) the Company or the Parent Corporation shall terminate this Agreement pursuant to Section 8.1(d) (provided that the basis for such termination is the failure of the Parent Corporation's stockholders to approve the issuance of Parent Common Stock in the Merger), (II) at any time after the date of this Agreement and before such termination, an Acquisition Proposal with respect to the Parent Corporation shall have been publicly announced or otherwise publicly communicated to the senior management, the Board of Directors or the stockholders of the Parent Corporation (a "Parent Corporation Public Proposal") (and shall not have been withdrawn at the time of the vote by the Parent Corporation stockholders) and (III) within twelve months of such termination the Parent Corporation or any of its Subsidiaries enters into any definitive agreement with respect to or consummates any Acquisition Proposal (for purposes of this clause (III), the term "Acquisition Proposal" shall have the meaning assigned to such term in Exhibit A except that references to "20%" therein shall be deemed to be references to "40%") or (B) the Company shall terminate this Agreement pursuant to Section 8.1(e); then the Parent Corporation shall promptly, but in no event later than the date of such termination (or in the case of clause (A), if later, the date the Parent Corporation or its Subsidiary enters into such agreement with respect to or consummates such Acquisition Proposal), pay the Company an amount equal to $7,110,000.

               (b) If (A) (I) the Company or the Parent Corporation shall terminate this Agreement pursuant to Section 8.1(d) (provided that the basis for such termination is the failure of the Company's shareholders to adopt this Agreement), (II) at any time after the date of this Agreement and before such termination an Acquisition Proposal with respect to the Company shall have been publicly announced or otherwise publicly communicated to the senior management, Board of Directors or shareholders of the Company (a "Company Public Proposal") (and shall not have been withdrawn at the time of the vote by the Company shareholders) and (III) within twelve months of such termination the Company or any of its Subsidiaries enters into any definitive agreement with respect to, or consummates, any Acquisition Proposal (for purposes of this clause (III), the term "Acquisition Proposal" shall have the meaning assigned to such term in Exhibit A, except that references to "20%" therein shall be deemed to be references to "40%") or (B) the Parent Corporation shall terminate this Agreement pursuant to Section 8.1(f); then the Company shall promptly, but in no event later than the date of such termination (or in the case of clause (A), if later, the date the Company or its Subsidiary enters into such agreement with respect to or consummates such Acquisition Proposal), pay the Parent Corporation an amount equal to $7,110,000 (the "Termination Fee").

               (c) If the Company or the Parent Corporation shall terminate this Agreement pursuant to Section 8.1(d) and the basis for such termination is the failure of the Parent Corporation's stockholders to approve the issuance of the Parent Common Stock in the Merger, then the Parent Corporation shall promptly, but in no event later than the date of such termination, pay the Company an amount equal to one percent of Merger Consideration, payable by wire transfer of immediately available funds; provided that no payment shall be made pursuant to this sentence if the fee has been paid pursuant to Section 8.3(a). If the Company or the Parent Corporation shall terminate this Agreement pursuant to
Section 8.1(d) and the basis for such termination is the failure of the Company's shareholders to adopt this Agreement, then the Company shall promptly, but in no event later than the date of such termination, pay the Parent Corporation an amount equal to one percent of the Merger Consideration, payable by wire transfer of immediately available funds; provided that no payment shall be made pursuant to this sentence if the fee has been paid pursuant to Section 8.3(b).

               (d) The parties acknowledge that the agreements contained in this
Section 8.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, none of the parties would enter into this Agreement; accordingly, if either the Company or the Parent Corporation fails promptly to pay any amount due pursuant to this Section 8.3, and, in order to obtain such payment, the other party commences a suit which results in a judgment against such party for the fee set forth in this Section 8.3, such party shall pay to the other party its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made notwithstanding the provisions of Section 9.15. The parties agree that any remedy or amount payable pursuant to this Section 8.3 shall not preclude any other remedy or amount payable hereunder and shall not be an exclusive remedy for any breach of any representation, warranty, covenant or agreement contained in this Agreement.

               (e) Any party wishing to terminate this Agreement under Section
8.1 shall deliver written notice to the other party, setting forth the paragraph under Section 8.1 pursuant to which the Agreement is being terminated and, unless obvious from the nature of the termination clause, a description of the facts and circumstances forming the basis for such termination; provided, that any failure to provide such additional details shall not affect the validity of the termination. Upon the automatic termination of the Agreement under Section 8.2, the Parent Corporation shall give the Company written notice thereof. Any such termination notice shall be delivered in accordance with Section 9.9 of this Agreement.

                                    ARTICLE 9

                                  MISCELLANEOUS

        Section 9.1 Nonsurvival of Representations. The representations, warranties, covenants and agreements contained in this Agreement will not survive the Merger or the termination of this Agreement except as otherwise provided in this Agreement and except for the agreements contained in this Section 9.1 and in Articles I, II and VIII and Section 6.18.

        Section 9.2 Remedies. The parties agree that irreparable damage would occur in the event that the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties will be entitled to specific performance of the terms of this Agreement, without posting a bond or other security, this being in addition to any other remedy to which they are entitled at law or in equity.

        Section 9.3 Successors and Assigns. No party hereto may assign or delegate any of such party's rights or obligations under or in connection with this Agreement without the written consent of the other party hereto. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto or thereto will be binding upon and enforceable against the respective successors and assigns of such party and will be enforceable by and will inure to the benefit of the respective successors and permitted assigns of such party.

        Section 9.4 Amendment. This Agreement may be amended by the execution and delivery of an written instrument by or on behalf of the Parent Corporation, the Acquisition Corporation and the Company at any time before or after the Company Shareholder Approval and the Parent Corporation Stockholder Approval; provided that after the date of the Company Shareholder Approval, no amendment to this Agreement will be made without the approval of stockholders of the Company to the extent such approval is required under either the Pennsylvania Act or the Delaware Act.

        Section 9.5 Extension and Waiver. At any time prior to the Effective Time, the parties may extend the time for performance of or waive compliance with any of the covenants or agreements of the other parties to this Agreement and may waive any breach of the representations or warranties of such other parties. No agreement extending or waiving any provision of this Agreement will be valid or binding unless it is in writing and is executed and delivered by or on behalf of the party against which it is sought to be enforced.

        Section 9.6 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

        Section 9.7 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

        Section 9.8 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

        Section 9.9 Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally to the recipient or when sent to the



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

recipient by telecopy (receipt confirmed), one business day after the date when sent to the recipient by reputable express courier service (charges prepaid) or three business days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications will be sent to the Parent Corporation and the Company at the addresses indicated below:

                      If to the Parent Corporation:

                      MATTSON TECHNOLOGY, INC.
                      3550 West Warren Avenue
                      Fremont, CA  94538
                      Attn:  Brad Mattson
                      Fax:  (51) 492-7052

                      With a copy (which will not constitute notice) to:

                      Bradley J. Rock, Esquire
                      Gray Cary Ware & Freidenrich LLP
                      400 Hamilton Avenue
                      Palo Alto, CA 94301-1825

                      If to the Company:

                      CFM TECHNOLOGIES, INC.
                      150 Oaklands Boulevard
                      Exton, PA  19341
                      Attn:  William M. Hoxie, Controller
                      Fax:  (610) 280-8884

                      With a copy (which will not constitute notice) to:

                      Justin P. Klein, Esquire
                      Ballard Spahr Andrews & Ingersoll, LLP
                      1735 Market Street, 51st Floor
                      Philadelphia, PA  19103-7599

or to such other address or to the attention of such other party as the recipient party has specified by prior written notice to the sending party.

        Section 9.10 No Third Party Beneficiaries. This Agreement will not confer any rights or remedies upon any person or entity other than the Parent Corporation, the Acquisition Corporation and the Company and their respective successors and permitted assigns, except that the respective beneficiaries of the provisions of Sections 1.8, 6.10, 6.18 and 6.20 will, for all purposes, be third party beneficiaries of the covenants and agreements contained therein and, accordingly, will be treated as a party to this Agreement for purposes of the rights and remedies relating to enforcement of such covenants and agreements and will be entitled to enforce any



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

such rights and exercise any such remedies directly against the Parent Corporation and the Surviving Corporation.

        Section 9.11 Entire Agreement. This Agreement (including the Confidentiality Agreement (as defined in Section 9.16, below) and the other documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, including that certain letter dated April 18, 2000, and any amendments thereto, between the Parent Corporation and the Company, that may have related in any way to the subject matter hereof.

        Section 9.12 Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction will be applied against any party. The use of the word "including" in this Agreement means "including without limitation" and is intended by the parties to be by way of example rather than limitation.

        Section 9.13 Submission to Jurisdiction. Each of the parties to this Agreement submits to the jurisdiction of any state or federal court sitting in Wilmington, Delaware, in any action or proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the action or proceeding may be heard and determined in any such court, and agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties to this Agreement waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto.

        Section 9.14 Governing Law. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND THE SCHEDULES HERETO WILL BE GOVERNED BY THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF DELAWARE.

        Section 9.15 Expenses. Except as set forth in Section 8.2, each party hereto shall bear its own expenses with respect to the transactions contemplated hereby, except that those expenses incurred in connection with printing the Joint Proxy Statement and filing the Registration Statement, including the filing fee relating thereto, shall be shared equally by the Parent Corporation and the Company.

        Section 9.16 Confidentiality and Return Information. Each party shall, and shall cause its subsidiaries to, hold in strict confidence all Evaluation Material (as defined in the Confidentiality Agreement) concerning the other parties furnished to it in connection with the transactions contemplated by this Agreement in accordance with the Mutual Nondisclosure Agreement, dated as of February 25, 2000 between the Parent Corporation, the Company and Steag as it may be amended from time to time (the "Confidentiality Agreement").



            (The remainder of this page is intentionally left blank)

                  (Agreement and Plan of Merger Signature Page)



        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date first written above.

                                            CFM TECHNOLOGIES, INC.


                                            By: /s/ Roger A. Carolin
                                               ---------------------------------
                                               Roger A Carolin, President and
                                               Chief Executive Officer


                                            M2C ACQUISITION CORPORATION


                                            By: /s/ Brad Mattson
                                               ---------------------------------
                                               Brad Mattson, Chairman and
                                               Chief Executive Officer


                                            MATTSON TECHNOLOGY, INC.


                                            By: /s/ Brad Mattson
                                               ---------------------------------
                                               Brad Mattson, Chairman and
                                               Chief Executive Officer

                                    EXHIBIT A


                               CERTAIN DEFINITIONS

        For purposes of the Agreement (including this Exhibit A):

        ACQUISITION PROPOSAL. "Acquisition Proposal" shall mean any offer, proposal, inquiry or indication of interest (other than an offer, proposal, inquiry or indication of interest by the Parent Corporation or the Company) contemplating or otherwise relating to any Acquisition Transaction.

        ACQUISITION TRANSACTION. "Acquisition Transaction" shall mean any transaction or series of transactions involving:

               (a) any merger, consolidation, reorganization, share exchange, business combination, issuance of securities, recapitalization, acquisition of securities, tender offer, exchange offer or other similar transaction (i) in which the party or any of its Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X of the SEC) is a constituent corporation, (ii) in which a Person or "group" (as defined in the Securities Exchange Act) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 20% of the outstanding securities of any class of voting securities of the party or any of its Significant Subsidiaries, or (iii) in which the party or any of its Significant Subsidiaries issues securities representing more than 20% of the outstanding securities of any class of voting securities of the party or any of its Significant Subsidiaries;

               (b) any sale, lease, exchange, transfer, exclusive license, acquisition or disposition of any business or businesses or assets that constitute or account for 20% or more of the consolidated net revenues, net income or assets of the party or any of its Significant Subsidiaries; or

               (c) any liquidation or dissolution of any of the party or any of its Significant Subsidiaries;

provided that with respect to the Parent Corporation, the transactions contemplated pursuant to that certain Strategic Business Combination Agreement dated June 27, 2000 between the Parent Corporation and Steag shall not be deemed an Acquisition Proposal for purposes of Article 8 hereof.

        COMPANY TRIGGERING EVENT. A "Company Triggering Event" shall mean: (i) the failure of the board of directors of the Company to recommend that the Company's shareholders vote to approve the Company Proposals, or the withdrawal or modification of the Company Board Recommendation in a manner adverse to the Parent; (ii) the Company shall have failed to include in the Proxy Statement the Company Board Recommendation and a statement to the effect that the board of directors of the Company has determined and believes that the Merger is in the best interests of the Company's shareholders; (iii) the board of directors of the Company fails to reaffirm, without qualification the Company Board Recommendation or fails to publicly state, without qualification that the Merger is in the best interests of the Company's shareholders, within five business days after the Parent Corporation requests in writing that such action be taken; (iv) the board of directors of the Company shall have approved, endorsed or recommended or entered into an agreement regarding any Acquisition Proposal; (v) a tender or exchange offer relating to securities of the Company shall have been commenced and the Company shall not have sent to its securityholders, within ten business days after the commencement of such tender or exchange offer, a statement disclosing that the board of directors recommends rejection of such tender or exchange offer; (vi) an Acquisition Proposal is publicly announced, and the Company fails to issue a press release announcing its opposition to such Acquisition Proposal within ten business days after such Acquisition Proposal is announced; or (ix) the Company shall have breached any of the covenants set forth in Section 6.10.

        SUPERIOR PROPOSAL. "Superior Proposal" means with respect to the Company, a bona fide written proposal made by a Person other than the Parent Corporation which (y) is for a merger, reorganization, consolidation, share exchange, business combination or similar transaction in which the Company is a constituent corporation and as a result of which the other party thereto or its shareholders will own 40% or more of the combined voting power of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof) or a tender offer for all of the outstanding shares of the Company and
(z) is on terms which the Board of Directors of the Company in good faith concludes (following receipt of the advice of its financial advisors and outside counsel), taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal,
(I) would, if consummated, result in a transaction that is more favorable to its shareholders (in their capacities as shareholders), from a financial point of view, than the transactions contemplated by this Agreement and (II) is reasonably likely to be consummated.

                                   EXHIBIT A-1


                         CERTAIN COMPANY OPTION HOLDERS

        Steven Bay

        Joseph Berger

        Roger Carolin

        Rudra Kar

        Garry Mayers

        Alan Walter

                                   EXHIBIT A-2


                            FORM OF VOTING AGREEMENT


        THIS VOTING AGREEMENT is entered into as of June 27, 2000, by and between Mattson Technology, Inc., a Delaware corporation ("Parent"), and Christopher F. McConnell ("Shareholder").


                                    RECITALS
        A. Parent, M2C Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and CFM Technologies, Inc., a Pennsylvania corporation (the "Company"), are entering into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement") which provides (subject to the conditions set forth therein) for the merger of Merger Sub into the Company (the "Merger").

        B. In order to induce Parent and Merger Sub to enter into the Merger Agreement, Shareholder is entering into this Voting Agreement.


                                    AGREEMENT
        The parties to this Voting Agreement, intending to be legally bound, agree as follows:

                 CERTAIN DEFINITIONS

        For purposes of this Voting Agreement:

                      "COMPANY COMMON STOCK" shall mean the common stock, no par value, of the Company.

                      "EXPIRATION DATE" shall mean the earlier of (i) the date upon which the Merger Agreement is validly terminated, (ii) the date upon which the Merger becomes effective, or (iii) such earlier date as Parent may terminate this Agreement pursuant to Section 9 hereof.

                      Shareholder shall be deemed to "OWN" or to have acquired "Ownership" of a security if Shareholder: (i) is the record owner of such security; or (ii) is the "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of such security.

                      "PERSON" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) governmental authority.

                      "SUBJECT SECURITIES" shall mean the securities of the Company (including all shares of Company Common Stock and options, warrants and other rights to acquire shares of Company Common Stock) Owned by Shareholder as of the date of this Agreement, all of which are accurately listed on the signature page hereof.

                      A Person shall be deemed to have a effected a "TRANSFER" of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

                         TRANSFER OF SUBJECT SECURITIES

        TRANSFEREE OF SUBJECT SECURITIES TO BE BOUND BY THIS AGREEMENT. Shareholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Shareholder shall not cause or permit any Transfer of any of the Subject Securities to be effected unless each Person to which any of such Subject Securities, or any interest in any of such Subject Securities, is or may be transferred shall have: (a) executed a counterpart of this Voting Agreement and a proxy in the form attached hereto as Exhibit A (with such modifications as Parent may reasonably request); and (b) agreed to hold such Subject Securities (or interest in such Subject Securities) subject to all of the terms and provisions of this Voting Agreement.

        TRANSFER OF VOTING RIGHTS. Shareholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Shareholder shall ensure that: (a) none of the Subject Securities is deposited into a voting trust; and (b) except pursuant to this Voting Agreement, no proxy is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities.

                 VOTING OF SHARES

        VOTING AGREEMENT. Shareholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date:

                      at any meeting of shareholders of the Company, however called, Shareholder shall (unless otherwise directed in writing by Parent) cause the Subject Securities that are Owned by Shareholder as of the record date fixed for such meeting to be voted in favor of the approval and adoption of the Merger Agreement and the approval of the Merger, and in favor of each of the other actions contemplated by the Merger Agreement; and

                      in the event written consents are solicited or otherwise sought from shareholders of the Company with respect to the approval or adoption of the Merger Agreement, with respect to the approval of the Merger or with respect to any of the other actions contemplated by the Merger Agreement, Shareholder shall (unless otherwise directed in writing by Parent) cause to be executed, with respect to the Subject Securities that are Owned by Shareholder as of the record date fixed for the consent to the proposed action, a written consent or written consents to such proposed action.

        This Voting Agreement is intended to bind Shareholder only with respect to the specific matters set forth herein, and shall not prohibit Shareholder from acting in accordance with his fiduciary duties as an officer or director of the Company. Shareholder will retain at all times the right to vote the Shareholder's Subject Securities, in Shareholder's sole discretion, on all matters other than those set forth in this
Section 3.1 which are at any time or from time to time presented to the Company's shareholders generally.

        PROXY.

        Contemporaneously with the execution of this Voting Agreement, Shareholder shall deliver to Parent a proxy in the form attached to this Voting Agreement as Exhibit A, which shall be irrevocable to the fullest extent permitted by law, with respect to the shares referred to therein (the "Proxy"); and (ii) Shareholder shall cause to be delivered to Parent an additional proxy (in the form attached hereto as Exhibit A) executed on behalf of the record owner of any outstanding shares of Company Common Stock that are owned beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), but not of record, by Shareholder.

                 WAIVER OF APPRAISAL RIGHTS

        Shareholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters rights and any similar rights relating to the Merger or any related transaction that Shareholder or any other Person may have by virtue of the ownership of any outstanding shares of Company Common Stock or other security Owned by Shareholder.

                 NO SOLICITATION

        Shareholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Shareholder shall not, directly or indirectly, and Shareholder shall ensure that his representatives do not, directly or indirectly: (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal (as defined in the Merger Agreement) or take any action that could reasonably be expected to lead to an Acquisition Proposal; (ii) furnish any information regarding the Company or any direct or indirect subsidiary of the Company to any Person in connection with or in response to an Acquisition Proposal or potential Acquisition Proposal; or
(iii) engage in discussions with any Person with respect to any Acquisition Proposal. Shareholder shall immediately cease and discontinue, and Shareholder shall ensure that his representatives immediately cease and discontinue, any existing discussions with any Person that relate to any Acquisition Proposal. The restrictions and covenants in this Section 5 shall apply to Shareholder only in his capacity as a shareholder and not to Shareholder in his capacity as a director or officer of the Company.

                         REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

        Shareholder hereby represents and warrants to Parent as follows:

        AUTHORIZATION, ETC. Shareholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Voting Agreement and the Proxy and to perform his obligations hereunder and thereunder. This Voting Agreement and the Proxy have been duly executed and delivered by Shareholder and constitute legal, valid and binding obligations of Shareholder, enforceable against Shareholder in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

        NO CONFLICTS OR CONSENTS

                      The execution and delivery of this Voting Agreement and the Proxy by Shareholder do not, and the performance of this Voting Agreement and the Proxy by Shareholder will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to Shareholder or by which he or any of his properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of the Subject Securities pursuant to any contract to which Shareholder is a party or by which Shareholder or any of his affiliates or properties is or may be bound or affected.

                      The execution and delivery of this Voting Agreement and the Proxy by Shareholder do not, and the performance of this Voting Agreement and the Proxy by Shareholder will not, require any consent or approval of any Person.

        TITLE TO SECURITIES. As of the date of this Voting Agreement: (a) Shareholder holds of record (free and clear of any encumbrances or restrictions) the number of outstanding shares of Company Common Stock set forth under the heading "Shares Held of Record" on the signature page hereof; (b) Shareholder holds (free and clear of any encumbrances or restrictions) the options, warrants and other rights to acquire shares of Company Common Stock set forth under the heading "Shares Subject to Options and Other Rights" on the signature page hereof; (c) Shareholder Owns the additional securities of the Company set forth under the heading "Additional Securities Beneficially Owned" on the signature page hereof; and (d) Shareholder does not directly or indirectly own any shares of capital stock or other securities of the Company, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of the Company, other than the shares and options, warrants and other rights set forth on the signature page hereof.

        ACCURACY OF REPRESENTATIONS. The representations and warranties contained in this Voting Agreement are accurate in all respects as of the date of this Voting Agreement, will be accurate in all respects at all times through the Expiration Date and will be accurate in all respects as of the date of the consummation of the Merger as if made on that date.

                 ADDITIONAL COVENANTS OF SHAREHOLDER

        FURTHER ASSURANCES. From time to time and without additional consideration, Shareholder shall (at Parent's expense) execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall (at Parent's expense) take such further actions, as Parent may reasonably request for the purpose of carrying out and furthering the intent of this Voting Agreement.

        LEGEND. Prior to any transfer by Shareholder of the Subject Securities, Shareholder shall submit to the Company's transfer agent each certificate evidencing any Subject Securities Owned by Shareholder and instruct that such certificate be imprinted with a legend in the following form: THE SECURITY OR SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, EXCHANGED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE VOTING AGREEMENT DATED AS OF JUNE 27, 2000, BETWEEN THE MATTSON TECHNOLOGY, INC. AND CHRISTOPHER F. MCCONNELL, AS IT MAY BE AMENDED, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER.

                 MISCELLANEOUS

        EXPENSES. All costs and expenses incurred in connection with the transactions contemplated by this Voting Agreement shall be paid by the party incurring such costs and expenses.

        NOTICES. Any notice or other communication required or permitted to be delivered to either party under this Voting Agreement shall be in writing and shall be deemed properly delivered, given and received (a) upon receipt when delivered by hand, or (b) two business days after sent by courier or express delivery service or by facsimile, provided that in each case the notice or other communication is sent to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):

      IF TO SHAREHOLDER:

            (At the address set forth below Shareholder's signature on the signature page hereof)

      IF TO PARENT:

            Mattson Technology, Inc.
            3550 West Warren Avenue
            Fremont, CA  94538
            Attention:  Brad Mattson
            Facsimile:  (510) 492-7052

      With a copy to:

            Gray Cary Ware & Freidenrich LLP
            400 Hamilton Avenue
            Palo Alto, CA 94301-1825
            Attention:  Bradley J. Rock, Esq.

        SEVERABILITY. If any provision of this Voting Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then

(a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Voting Agreement. Each provision of this Voting Agreement is separable from every other provision of this Voting Agreement, and each part of each provision of this Voting Agreement is separable from every other part of such provision.

        ENTIRE AGREEMENT. This Voting Agreement, the Proxy and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Voting Agreement shall be binding upon either party unless made in writing and signed by both parties.

        ASSIGNMENT; BINDING EFFECT. Except as provided herein, neither this Voting Agreement nor any of the interests or obligations hereunder may be assigned or delegated by Shareholder and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Voting Agreement shall be binding upon Shareholder and his heirs, estate, executors, personal representatives, successors and assigns, and shall inure to the benefit of Parent and its successors and assigns. Without limiting any of the restrictions set forth in Section 2 or elsewhere in this Voting Agreement, this Voting Agreement shall be binding upon any Person to whom any Subject Securities are transferred. Nothing in this Voting Agreement is intended to confer on any Person (other than Parent and its successors and assigns) any rights or remedies of any nature.

        SPECIFIC PERFORMANCE. The parties agree that irreparable damage would occur in the event that any of the provisions of this Voting Agreement or the Proxy was not performed in accordance with its specific terms or was otherwise breached. Shareholder agrees that, in the event of any breach or threatened breach by Shareholder of any covenant or obligation contained in this Voting Agreement or in the Proxy, Parent shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Shareholder further agrees that neither Parent nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.6, and Shareholder irrevocably waives any right he may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

        NON-EXCLUSIVITY. The rights and remedies of Parent under this Voting Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent under this Voting Agreement, and the obligations and liabilities of Shareholder under this Voting

Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common law requirements and under all applicable statutes, rules and regulations. Nothing in this Voting Agreement shall limit any of Shareholder's obligations, or the rights or remedies of Parent, under any Affiliate Agreement between Parent and Shareholder; and nothing in any such Affiliate Agreement shall limit any of Shareholder's obligations, or any of the rights or remedies of Parent, under this Voting Agreement.

        GOVERNING LAW; VENUE.

                      This Voting Agreement and the Proxy shall be construed in accordance with, and governed in all respects by, the laws of the Commonwealth of Pennsylvania (without giving effect to principles of conflicts of laws).

                      Any legal action or other legal proceeding relating to this Voting Agreement or the Proxy or the enforcement of any provision of this Voting Agreement or the Proxy may be brought or otherwise commenced in any state or federal court located in the County of New Castle, Delaware. Shareholder: (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of New Castle, Delaware (and each appellate court located in the State of Delaware), in connection with any such legal proceeding; (ii) agrees that service of any process, summons, notice or document by U.S. mail addressed to him at the address set forth in Section 8.2 shall constitute effective service of such process, summons, notice or document for purposes of any such legal proceeding; (iii) agrees that each state and federal court located in the County of New Castle, Delaware, shall be deemed to be a convenient forum; and (iv) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the County of New Castle, Delaware, any claim that Shareholder is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Voting Agreement or the subject matter of this Voting Agreement may not be enforced in or by such court. Nothing contained in this Section 8.8(b) shall be deemed to limit or otherwise affect the right of Parent to commence any legal proceeding or otherwise proceed against Shareholder in any other forum or jurisdiction.

                      SHAREHOLDER IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS VOTING AGREEMENT OR THE PROXY OR THE ENFORCEMENT OF ANY PROVISION OF THIS VOTING AGREEMENT OR THE PROXY.

        COUNTERPARTS. This Voting Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

        CAPTIONS. The captions contained in this Voting Agreement are for convenience of reference only, shall not be deemed to be a part of this Voting Agreement and shall not be referred to in connection with the construction or interpretation of this Voting Agreement.

        ATTORNEYS' FEES. If any legal action or other legal proceeding relating to this Voting Agreement or the enforcement of any provision of this Voting Agreement is brought by one party against the other party, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

        WAIVER. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Voting Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Voting Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim available to Parent arising out of this Voting Agreement, or any power, right, privilege or remedy of Parent under this Voting Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

        CONSTRUCTION.

                      For purposes of this Voting Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

                      The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Voting Agreement or the Proxy.

                      As used in this Voting Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

                      Except as otherwise indicated, all references in this Voting Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Voting Agreement and Exhibits to this Voting Agreement.

                                  TERMINATION.

        Notwithstanding anything herein to the contrary, this Agreement shall terminate and have no force and effect immediately prior to the exercise by Parent of the Company Option pursuant to the Stock Option Agreement of even date herewith between Parent and the Company.

        IN WITNESS WHEREOF, Parent and Shareholder have caused this Voting Agreement to be executed as of the date first written above.


                                            MATTSON TECHNOLOGY, INC.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                                        SHAREHOLDER


                                               ---------------------------------
                                                    Christopher F. McConnell

                                            Address:  1262 Farm Road, Berwyn, PA
                                                           19312
                                            Facsimile:(610) 296-1527



SHARES HELD OF RECORD:
                                            ------------------------------------

SHARES SUBJECT TO OPTIONS AND
  OTHER RIGHTS:
                                            ------------------------------------

ADDITIONAL SECURITIES BENEFICIALLY OWNED:
                                            ------------------------------------

                                    Exhibit A

                            FORM OF IRREVOCABLE PROXY

        The undersigned shareholder of CFM Technologies, Inc., a Commonwealth of Pennsylvania corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes Brad Mattson and Mattson Technology, Inc., a Delaware corporation ("Parent"), and each of them, the attorneys and proxies of the undersigned with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to
(i) all outstanding shares of capital stock of the Company owned of record by the undersigned as of the date of this proxy, which shares are specified on the final page of this proxy, and (ii) any and all other shares of capital stock of the Company which the undersigned may acquire on or after the date hereof and which are Subject Securities (as defined in the Voting Agreement between the undersigned and Parent of even date herewith). (The shares of the capital stock of the Company referred to in clauses (i) and (ii) of the immediately preceding sentence are collectively referred to as the "Shares.") Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and the undersigned agrees that no subsequent proxies will be given with respect to any of the Shares.

        This proxy is irrevocable, is coupled with an interest and is granted in connection with the Voting Agreement, dated as of the date hereof, between Parent and the undersigned (the "Voting Agreement"), and is granted in consideration of Parent entering into the Agreement and Plan of Merger, dated as of the date hereof, among Parent, M2C Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent, and the Company (the "Merger Agreement").

        The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares at any time until the earlier to occur of the valid termination of the Merger Agreement or the effective time of the merger contemplated thereby (the "Merger") at any meeting of the shareholders of the Company, however called, or in connection with any solicitation of written consents from shareholders of the Company, in favor of the approval and adoption of the Merger Agreement and the approval of the Merger, and in favor of each of the other actions contemplated by the Merger Agreement.

        The undersigned may vote the Shares on all other matters. This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the undersigned (including any transferee of any of the Shares).

        If any provision of this proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then
(a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this proxy. Each provision of this proxy is separable from every other provision of this proxy, and each part of each provision of this proxy is separable from every other part of such provision.

        This proxy shall terminate upon the earlier of the valid termination of the Merger Agreement or the effective time of the Merger.

Dated:     _______________, 2000.


                                            ------------------------------------
                                                                    (Signature)


                                            ------------------------------------
                                                                   (Print Name)




                                            NUMBER OF SHARES OF COMMON STOCK OF
                                            THE COMPANY OWNED OF RECORD AS OF
                                            THE DATE OF THIS PROXY:

                                            ------------------------------------